As filed with the Securities and Exchange Commission on May 27, 2021

File No. 024-11372

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

(Amendment No. 4)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Worthy Community Bonds II, Inc.

(Exact name of issuer as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

One Boca Commerce Center

551 NW 77 Street, Suite 212

Boca Raton, FL 33487

Phone: (561) 288-8467

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Sally Outlaw

Chief Executive Officer

One Boca Commerce Center

551 NW 77 Street, Suite 212

Boca Raton, FL 33487

Phone: (561) 288-8467

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Phone: (561) 514-0936

Fax: (561) 514-0832

7372	85-3752611
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Preliminary Offering Circular

May 27, 2021

Subject to Completion

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the United States Securities and Exchange Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

Worthy Community Bonds II, Inc.

WORTHY COMMUNITY II BONDS

MAXIMUM OFFERING AMOUNT: $75,000,000

MINIMUM OFFERING AMOUNT: $0

Worthy Community Bonds II, Inc., (the “Company,” “we,” “us,” “our,” or “ours”) a newly formed entity, is offering up to $75,000,000 (“Maximum Offering Amount”) of our “Worthy Community II Bonds” on a best efforts basis in increments of $10.00. Of such Maximum Offering Amount, we are offering up to (i) $74,880,000 of our Worthy Community II Bonds for cash and (ii) $120,000 of our Worthy Community II Bonds as rewards under our Worthy Community II Bond Rewards Program (as described below) for eligible referrals (not for cash). For more information on the terms of Worthy Community II Bonds being offered, please see “Description of the Worthy Community II Bonds” beginning on page 35 of this offering circular.

We will offer and sell our Worthy Community II Bonds described in this offering circular on a continuous basis directly through the Worthy Websites at www.worthybonds.com and www.joinworthy.com or though the Worthy App which may be downloaded for free from the Apple Store or from Google Play. The aggregate initial offering price of the Worthy Community II Bonds will not exceed $75,000,000 in any 12-month period, and there is no minimum number of Worthy Community II Bonds that need to be sold as a condition of closing this offering. This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this offering. Offers and sales of the Worthy Community II Bonds will be made by our management who will not receive any commissions or other remunerations for their efforts. We reserve the right to engage the services of a registered broker-dealer who will offer, sell and process the subscriptions for the Worthy Community II Bonds, although we do not presently expect to engage such selling agent. If any broker-dealer or other agent/person is engaged to sell our Worthy Community II Bonds, we will file a post-qualification amendment to the offering statement of which this offering circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons. See “Plan of Distribution” in this offering circular.

We have also created the Worthy Community II Bond Rewards Program (“Bond Rewards Program”) to provide (i) investors (each a “Referror”) who meet eligibility standards set forth herein the opportunity to receive Worthy Community II Bonds as a thank you for referring a friend or family member to open an account on the Worthy Fintech Platform to join the Worthy community and (ii) new members of the Worthy community (each a “Referree”) who meet eligibility standards set forth herein the opportunity to receive Worthy Community II Bonds as a thank you for opening an account on the Worthy Fintech Platform as a result of an eligible referral. Each eligible Referror and eligible Referree will be entitled to receive an award of one Worthy Community II Bond valued at $10.00 each (each a “Bond Reward”) per eligible referral, subject to a limitation of 50 Worthy Community II Bonds per Referror account and Referree account per calendar year. Bond Rewards will be fulfilled through Worthy Community II Bonds issued under the offering statement of which this offering circular forms a part. For more information on the terms and conditions of Worthy Community II Bond Rewards Program, please see “Plan of Distribution – Worthy Community II Bond Rewards Program” on page 40 of this offering circular.

The approximate date of the commencement of the proposed sales or awards to the public of the Worthy Community II Bonds will be within two calendar days from the date on which the offering is qualified by the Securities and Exchange Commission (the “SEC”) and on a continuous basis thereafter until the maximum number of Worthy Community II Bonds offered hereby is sold or awarded. The minimum purchase is $10.00 and funds received will not be placed in escrow and will be immediately available to us. All offering expenses will be borne by us and will be paid out of the proceeds of this offering. The termination of the offering will occur on the earlier of (i) the date that subscriptions for and rewards of the Worthy Community II Bonds offered hereby equal $75,000,000 or (ii) an earlier date determined by the Company in its sole discretion. The offering of Worthy Community II Bonds for cash could terminate prior to the Bond Rewards Program offering if we have sold all of the Worthy Community II Bonds but have not issued all of the Worthy Community II Bonds in the Bond Rewards Program offering. The Bond Rewards Program offering could terminate prior to the offering of Worthy Community II Bonds for cash if all of the Worthy Community II Bonds offered in the Bond Rewards Program offering have been awarded but not all of the Worthy Community II Bonds for cash have sold. If one of these offerings has closed but the other offering is ongoing, we will inform investors by filing a supplement to this offering circular with the SEC.

No public market has developed nor is expected to develop for Worthy Community II Bonds, and we do not intend to list Worthy Community II Bonds on a national securities exchange or interdealer quotational system.

Investing in our securities involves a high degree of risk, including the risk that you could lose all of your investment. Please read the section entitled “Risk Factors” beginning on page 9 of this offering circular about the risks you should consider before investing.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act,” and, as such, have elected to comply with certain reduced public company reporting requirements. See “Offering Summary—Emerging Growth Company Status.”

	Price to Public	Selling Agent Commissions	Proceeds, Before Expenses, to Worthy Community Bonds II, Inc. (1)
Per Worthy Community II Bond	$10.00	$0.00	$10.00
Total(2)	$74,880,000	$0.00	$74,880,000

(1)	Before the payment of our expenses in this offering which we estimate will be approximately $100,000. See “Use of Proceeds” appearing on page 17 of this offering circular. All expenses of the offering will be paid for by us using the proceeds of this offering.

(2)	Assumes that the maximum aggregate offering amount of $74,880,000 in cash proceeds is received by us.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”); HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We believe that we fall within the exception of an investment company provided by Section 3(c)(5)(B) of the Investment Company Act of 1940. Section 3(c)(5)(B) provides an exemption for a company that is primarily engaged in making loans to manufacturers, wholesalers and retailers of and to prospective purchasers of specified merchandise and/or services. If for any reason we fail to meet the requirements of the exemptions provided by Section 3(c)(5)(B) we will be required to register as an investment company, which could materially and adversely affect our proposed plan of business.

Our principal office is located at One Boca Commerce Center, 551 NW 77 Street Suite 212, Boca Raton, Florida 33487 and our phone number is (561) 288-8467. Our corporate website address is located at www.worthybonds.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This offering circular is following the disclosure format of Part I of SEC Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this offering circular is ________________, 2021

We are offering to sell, and seeking offers to buy, Worthy Community II Bonds only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this offering circular.

Unless the context otherwise indicates, when used in this offering circular, the terms “the Company,” “we,” “us,” “our” and similar terms refer to Worthy Community Bonds II, Inc., a Florida corporation, and our wholly-owned subsidiary Worthy Lending IV, LLC, a Delaware limited liability company, which we refer to as “Worthy Lending IV.” We use a twelve-month fiscal year ending on March 31st. In a twelve-month fiscal year, each quarter includes three-months of operations; the first, second, third and fourth quarters end on June 30th, September 30th, December 31st, and March 31st respectively.

The information contained on, or accessible through, the websites at www.worthybonds.com and www.joinworthy.com are not part of, and is not incorporated by reference in, this offering circular.

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THIRD PARTY DATA

Certain data included in this offering circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this offering circular relating to such information is taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this offering circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This offering circular contains forward looking statements that are subject to various risk and uncertainties and that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Many of these statements are contained under the headings “Offering Circular Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Forward-looking statements are generally identifiable by use of forward-looking terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

You should read thoroughly this offering circular and the documents that we refer to herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements including those made in Risk Factors appearing elsewhere in this offering circular. Other sections of this offering circular include additional factors which could adversely impact our business and financial performance. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this offering circular, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Worthy Community II Bonds are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Worthy Community II Bonds offered hereby are offered and sold only to “qualified purchasers” or at a time when our Worthy Community II Bonds are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Worthy Community II Bonds does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has a net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.

had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.

is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.

is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

OFFERING CIRCULAR SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this offering circular. Because it is only a summary, it does not contain all the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this offering circular. Before you decide to invest in our securities, you should read the entire offering circular carefully, including “Risk Factors” beginning on page 9 and our financial statements and the accompanying notes included in this offering circular.

Overview

We are a newly formed company and to date our activities have involved the organization of our Company. We are a wholly owned subsidiary of Worthy Financial, Inc. (“WFI”) which owns a fintech platform and mobile app (the “Worthy App”) that allows its users to digitally purchase “Worthy Bonds.” Purchases can be made in several ways including by rounding up the users’ debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Community II Bonds from the Company. WFI also owns its proprietary website allowing direct purchases of Worthy Community II Bonds (collectively the “Worthy Fintech Platform”).

On November 2, 2020, the Company was formed as a Florida corporation and issued of 100 shares of its $0.001 per share par value common stock in exchange for $5,000 to WFI. WFI is the sole shareholder of the Company’s common stock.

We are an early stage company, which, through our wholly owned subsidiary Worthy Lending IV, LLC (“Worthy Lending IV”), a Delaware limited liability company, plan to implement our business model. Our business model is centered primarily around providing loans for small businesses including loans to manufacturers, wholesalers, and retailers primarily secured by inventory, accounts receivable and/or equipment and purchase order financing which may include qualified minority owned businesses. Inventory financing is a form of asset-based lending that allows retailers and wholesalers to use inventory as collateral to obtain a line of credit from us. Purchase order financing allows manufacturers and wholesalers to receive up to 100% of the funds needed to fill an order for specified merchandise when they are unable to do so on their own. To a lesser extent, we may also provide loans to other borrowers, acquire equity interests in real estate (which may include affordable housing), make fixed income and/or equity investments, provide factoring financing and other types of loans and investments provided the amount and nature of such activities does not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act of 1940, or the “40 Act.” We will sell Worthy Community II Bonds in this offering to provide the capital for these activities.

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The Worthy Community II Bonds:

●	are priced at $10.00 each;
●	represent a full and unconditional obligation of our company;
●	bear interest at 5% per annum. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts;
●	are subject to repayment at any time at the demand of the holder;
●	are subject to redemption by us at any time;
●	are not payment dependent on any underlying small business or other loan; and
●	are unsecured.

For more information on the terms of Worthy Community II Bonds being offered, please see “Description of the Worthy Community II Bonds” beginning on page 35 of this offering circular.

We are offering up to (i) 7,488,000 of our Worthy Community II Bonds, with an aggregate principal amount of $74,880,000, for cash and (ii) 12,000 of our Worthy Community II Bonds, with an aggregate principal amount of $120,000, as rewards under our Worthy Community II Bond Rewards Program (as described below) for eligible referrals (not for cash).

Except as otherwise provided herein, the Worthy Community II Bonds are subject to repayment at the demand of bond holders at any time. The bond holder has the right to cause the Company to repay the bond upon five (5) days’ notice and the outstanding principal balance together with the interest earned through the repurchase date will be credited to the bondholder’s account within five (5) business days. If a bondholder holds Worthy Community II Bonds issued by the Company in the aggregate a principal amount greater than $50,000, the bondholder may not exercise its right to cause the Company to repurchase in excess of $50,000 of the Worthy Community II Bonds for a period of at least twelve months from the date of purchase.

We have created the Worthy Community II Bond Rewards Program (“Bond Rewards Program”) to provide (i) investors (each a “Referror”) who meet eligibility standards set forth herein the opportunity to receive Worthy Community II Bonds as a thank you for referring a friend or family member to open an account on the Worthy Fintech Platform to join the Worthy community and (ii) new members of the Worthy community (each a “Referree”) who meet eligibility standards set forth herein the opportunity to receive Worthy Community II Bonds as a thank you for opening an account on the Worthy Fintech Platform as a result of an eligible referral. The Referree would not be required to fund his or her account on the Worthy Fintech Platform in order for the Referror and the Referree to each receive a Bond Reward. In other words, the Referree would not be required to purchase a Worthy Community II Bond in order for the Referror and the Referree to each receive a Bond Reward. Each eligible Referror and eligible Referree will be entitled to receive an award of one Worthy Community II Bond valued at $10.00 each (each a “Bond Reward”) per eligible referral, subject to a limitation of 50 Worthy Community II Bonds per Referror account and Referree account per calendar year. Bond Rewards will be fulfilled through Worthy Community II Bonds issued under the offering statement of which this offering circular forms a part. For more information on the terms and conditions of Worthy Community II Bond Rewards Program, please see “Plan of Distribution – Worthy Community II Bond Rewards Program” on page 40 of this offering circular.

The termination of the offering will occur on the earlier of (i) the date that subscriptions for and rewards of the Worthy Community II Bonds offered hereby equal $75,000,000 or (ii) an earlier date determined by the Company in its sole discretion. We reserve the right to terminate this offering for any reason at any time. The offering of Worthy Community II Bonds for cash could terminate prior to the Bond Rewards Program offering if we have sold all of the Worthy Community II Bonds but have not issued all of the Worthy Community II Bonds in the Bond Rewards Program offering. The Bond Rewards Program offering could terminate prior to the offering of Worthy Community II Bonds for cash if all of the Worthy Community II Bonds offered in the Bond Rewards Program offering have been awarded but not all of the Worthy Community II Bonds for cash have sold. If one of these offerings has closed but the other offering is ongoing, we will inform investors by filing a supplement to this offering circular with the SEC.

The Company has not yet generated any revenue and has no operating history. These conditions raise substantial doubt about the Company’s ability to continue as a going concern and our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the period from November 2, 2020 (inception) to November 15, 2020. We expect to generate income from the difference between the interest rates we charge borrowers or otherwise make from our permissible investments, including loan origination fees paid by borrowers, and the interest we will pay to the holders of Worthy Community II Bonds. We also expect to use approximately 5% of the proceeds from sales of Worthy Community II Bonds to provide working capital for our company until such time as our revenues are sufficient to pay our operating expenses.

Until sufficient proceeds have been received by us from the sale of Worthy Community II Bonds in this offering, we will rely on advances from our parent as to which we have no assurances. We will not be paying back any of the funds advanced to us by WFI and therefore there is no interest rate or maturity associated with such advances. WFI is not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in this offering. If we do not raise sufficient funds in this offering or if our parent declines to make advances to us, we will not be able to implement our business plan, or may have to cease operations altogether.

As Worthy Lending IV is a wholly owned subsidiary of the Company, we expect that the loans and other assets of Worthy Lending IV, and the returns from the operations of such loans and assets, will generally remain available to support and fund the payment obligations of the Company with respect to the Worthy Community II Bonds. While there is no formal security agreement in place with respect to these loans and other assets within Worthy Lending IV (and while any current and future creditors of Worthy Lending IV may also have recourse to the assets of the entity), as the Company is the sole member of Worthy Lending IV we expect that the Company will retain the right at any time to cause the distribution of available funds from Worthy Lending IV up to the Company so that the Company may meet such payment obligations.

In order to operate our Company for 12 months, we estimate that $3,500,000 in funds will be required. If we fail to generate $25,000,000 from our sales of Worthy Community II Bonds, we may not be able to fully carry out our plan of operations.

Competitive Strengths

We believe we benefit from the following competitive strengths:

We are part of the Worthy Community. The Worthy App and websites (the “Worthy FinTech Platform”) are targeted to the millennials who are part of the fastest growing segment of our population. We believe that they have a basic distrust of traditional banking institutions yet they have a need to accumulate assets for retirement or otherwise. The Worthy FinTech Platform provides for a savings and investing alternative for the millennials.

We are part of the fast-growing online lending industry. Alternative lenders often provide a more appealing financing option to small businesses as they are usually more flexible than larger financial institutions on loan repayment terms and often approve loans much faster than banks. For example, online “peer-to-peer” lending website uses technology to meet market demand where traditional bank and institutional financing has become more difficult to obtain. Lenders often have significant cost advantages over banks, including lower overhead and the absence of branch offices and extensive sales forces. These efficiencies often make it easier for nonbanks to originate loans to borrowers whose options online were traditionally limited to banks.

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We focus on an underserved banking sector. Due to higher costs, we believe that banks cannot profitably serve the small business lending market for commercial loans below $500,000. Indeed, traditional banks have been exiting the small business loan market for over a decade. We believe our small business loan program enables us to profitably participate in loans at these levels.

Strategy

Our strategy is to expand our network of online information, social networking, institutional (colleges and universities, charities, trade organizations, and employers) and other marketing partner sources of introductions and referrals to our targeted users.

Recent Developments

COVID-19

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease 2020 (COVID-19) which in March 2020, has been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows.

Possible areas that may be affected include, but are not limited to, higher redemption rate of holders of the Worthy Community II Bonds, a decline in the demand for loans by potential borrowers or higher default rates by borrowers, and unavailability of professional services and other resources. In addition, the employees of affiliated companies that provide services to us could be medically or mentally affected by the pandemic and may be required to work remotely. This situation could cause of reduction in productivity or the inability to complete critical tasks for the Company.

The entire actual effects of the spread of COVID-19 are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of COVID-19, if it continues, may cause an overall decline in the economy as a whole and therefore may materially harm our business, results of operations and financial condition

As of the date of this filing, the Company has not experienced significant impact related to the COVID-19 pandemic.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the JOBS Act, which permits us to elect not to be subject to certain disclosure and other requirements that otherwise would have been applicable to us had we not been an “emerging growth company.” These provisions include:

●	reduced disclosure about our executive compensation arrangements;
●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and
●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time as we are no longer an “emerging growth company.” We will qualify as an “emerging growth company” until the earliest of:

●	the last day of our fiscal year following the fifth anniversary of the date of completion of this offering;
●	the last day of our fiscal year in which we have annual gross revenue of $1.0 billion or more;
●	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or
●	the last day of the fiscal year in which we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”

Under this definition, we will be an “emerging growth company” upon completion of this offering and could remain an “emerging growth company” until as late as October, 2024.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Risks Affecting Us

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 9. These risks include, but are not limited to the following:

●	We are an early-stage startup with no operating history, and we may never become profitable;
●	Absent any additional financing or advances from our parent company, other than the sale of the Worthy Community II Bonds, we may be unable to meet our operating expenses;
●	In addition to the sale of the Worthy Community II Bonds, we are dependent on advances from our parent company in order to meet our operating expenses and our parent company is under no obligation to advance us any funds;
●	We have no operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;
●	The amount of repayments that bond holders demand at a given time may exceed the amount of funds we have available to make such payments which may result in a delay in repayment or loss of investment to the bond holders;
●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business;
●	We operate in a highly regulated industry, and our business may be negatively impacted by changes in the regulatory environment;
●	Our business may be negatively impacted by worsening economic conditions and fluctuations in the credit market;
●	Competition in our industry is intense;
●	Holders of Worthy Community II Bonds are exposed to the credit risk of our company;
●	There has been no public market for Worthy Community II Bonds and none is expected to develop; and
●	We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the period from November 2, 2020 (inception) to November 15, 2020

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Corporate Information

We were incorporated under the laws of the State of Florida on November 2, 2020. On November 2, 2020, the Company was founded with the issuance of 100 shares of our $0.001 per share par value common stock for $5,000 to WFI. WFI is the sole shareholder of the Company’s common stock. Our wholly owned subsidiary Worthy Lending IV was organized under the laws of the State of Delaware on November 2, 2020. Our principal executive offices are located at One Boca Commerce Center, 551 NW 77 Street, Suite 212, Boca Raton, Florida 33487, and our telephone number is (561) 288-8467. Our fiscal year end is March 31st. The information which appears on our websites, or is accessible through our websites, at www.worthybonds.com and www.joinworthy.com are not part of, and is not incorporated by reference into, this offering circular.

We have not generated any revenues since our formation. There is substantial doubt about our ability to continue as a going concern. We are a wholly-owned subsidiary of Worthy Financial, Inc., a Delaware corporation which we refer to as “WFI.”

We are presently dependent on advances from our parent, WFI, to provide capital for our operations. We will not be paying back any of the funds advanced to us by WFI and therefore there is no interest rate or maturity associated with such advances. WFI, reported revenues of $4,015,508 for the year ended December 31, 2020 and had a net loss of $4,119,032. At December 31, 2020, WFI total liabilities exceeded total assets by $7,344,143 and had an accumulated deficit of $9,104,547. WFI reported its financial results in their Annual Report on Form C-AR dated April 30, 2021 filed with the Securities and Exchange Commission on April 30, 2021, on a consolidated basis with Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc., Worthy Community Bonds II, Inc., and Worthy Management, Inc., its wholly owned subsidiaries.

Involvement in Certain Legal Proceedings

On September 30, 2016, the SEC issued an Order Instituting Cease-and-Desist Proceedings under Administrative Proceeding File No. 3-17605 pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order (collectively, the “Order”) against D’Arelli Pruzansky, P.A. (the “Firm”), Joseph D’Arelli, CPA, and Mitchell Pruzansky, CPA (collectively, the “Respondents”). Respondents consented to the Order pursuant to Offers of Settlement, accepted by the SEC, pursuant to which Respondents neither admitted nor denied the findings in the Order. During a PCAOB inspection in July 2015, the Firm was informed that it had failed to comply with the SEC’s partner rotation requirements because Mr. D’Arelli and Mr. Pruzansky performed quarterly reviews after being the lead audit partner for five consecutive audits, with respect to two issuer audit clients. In August 2015, the Firm reviewed all of its engagements and self-reported instances of such rotation issues regarding additional issuer audit clients. Respondents were ordered to cease and desist from committing or causing any violations and any future violations of Sections 10A(j) and 13(a) of the Securities Exchange Act of 1934 and Rules 10A-2 and 13a-13 thereunder and to pay the SEC, jointly and severally, a civil penalty of $50,000.

Organizational Structure

The following reflects the current organization structure of WFI:

(1)	Worthy Financial, Inc. owns 100% of the issued and outstanding capital stock of Worthy Management, Inc., Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc., and Worthy Community Bonds II, Inc.
(2)	Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc., and Worthy Community Bonds II, Inc. are each a party to a management services agreement with Worthy Management, Inc.
(3)	Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc., and Worthy Community Bonds II, Inc. own 100% of the issued and outstanding membership interests of Worthy Lending, LLC, Worthy Lending II, LLC, Worthy Lending III, LLC and Worthy Lending IV, respectively.

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THE OFFERING

Securities offered by us:	Up to $75,000,000 of Worthy Community II Bonds on a “best efforts” basis. We are offering up to (i) $74,880,000 of our Worthy Community II Bonds for cash and (ii) $120,000 of our Worthy Community II Bonds as rewards under our Worthy Community II Bond Rewards Program for eligible referrals (not for cash).

Offering Price per Worthy Community II Bonds for Cash:	$10.00 per each Worthy Community II Bond.

Description of the Worthy Community II Bonds:	The Worthy Community II Bonds are:

● priced at $10.00 each;

● represent our full and unconditional obligation;

● bear interest at 5% per annum. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts;

● are subject to repayment at any time at the demand of the holder;

● are subject to redemption by us at any time;

● not payment dependent on any underlying small business or other loan; and

● are unsecured.

Principal amount of Worthy Community II Bonds:	We will not issue Worthy Community II Bonds offered hereby in excess of $75 million principal amount during any 12-month period. The Worthy Community II Bonds offered hereby will be offered on a continuous basis. As of the date of this offering circular we have not sold any Worthy Community II Bonds.

Regulation A Tier:	Tier 2

Worthy Community II Bond purchasers:	Accredited investors pursuant to Rule 501 and non-accredited investors. Pursuant to Rule 251(d)(2)(C), non-accredited investors who are natural persons may only invest the greater of 10% of their annual income or net worth. Non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Securities outstanding prior to this offering:	100 shares of our common stock, all of which are owned by WFI.

Securities Outstanding after the offering	100 shares of our common stock, all of which are owned by WFI.

Manner of offering:	We will offer and sell our Worthy Community II Bonds described in this offering circular on a continuous basis directly through the Worthy Website at www.worthybonds.com or though the Worthy App which may be downloaded for free from the Apple Store or from Google Play. This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this offering. Offers and sales of the Worthy Community II Bonds will be made by our management who will not receive any commissions or other remunerations for their efforts. We reserve the right to engage the services of a registered broker-dealer who will offer, sell and process the subscriptions for the Worthy Community II Bonds, although we do not presently expect to engage such selling agent. If any broker-dealer or other agent/person is engaged to sell our Worthy Community II Bonds, we will file a post-qualification amendment to the offering statement of which this offering circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons. Please see “Plan of Distribution” beginning on page 39 of this offering circular.

Worthy Community II Bond Rewards Program:	We have created the Worthy Community II Bond Rewards Program (“Bond Rewards Program”) to provide (i) investors (each a “Referror”) who meet eligibility standards set forth herein the opportunity to receive Worthy Community II Bonds as a thank you for referring a friend or family member to open an account on the Worthy Fintech Platform to join the Worthy community and (ii) new members of the Worthy community (each a “Referree”) who meet eligibility standards set forth herein the opportunity to receive Worthy Community II Bonds as a thank you for opening an account on the Worthy Fintech Platform as a result of an eligible referral. Each eligible Referror and eligible Referree will be entitled to receive an award of one Worthy Community II Bond valued at $10.00 each (each a “Bond Reward”) per eligible referral, subject to a limitation of 50 Worthy Community II Bonds per Referror account and Referree account per calendar year. Bond Rewards will be fulfilled through Worthy Community II Bonds issued under the offering statement of which this offering circular forms a part. For more information on the terms and conditions of Worthy Community II Bond Rewards Program, please see “Plan of Distribution – Worthy Community II Bond Rewards Program” on page 40 of this offering circular.

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Minimum and Maximum Investment Amount	The minimum investment amount per subscriber is $10. There is no maximum investment amount per subscriber.

Investment Amount Restrictions	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

Voting Rights	The Worthy Community II Bonds do not have any voting rights.

Risk Factors	Purchasing the Worthy Community II Bonds and our business in general is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 9.

How to invest:	Please visit the Worthy Website at www.worthybonds.com and click the “Get Started” link at the top of the home page. You may also download the Worthy App and use it to invest. Please see “Plan of Distribution” appearing later in this offering circular.

Use of proceeds:	If we sell all $74,880,000 of gross proceeds from the Worthy Community II Bonds offered under this offering circular for cash, we estimate our net proceeds, after deducting estimated offering expenses of approximately $100,000, will be approximately $74,780,000. We intend to use the proceeds from this offering to implement the business model described above and for general corporate purposes including the costs of this offering. See “Use of Proceeds.”

We will not receive any proceeds from the redemption of up to $120,000 worth of Bond Rewards under the Bond Rewards Program for eligible referrals (not for cash).

Transfer Agent	The Company will act as its own transfer agent and maintain the Company’s share register. As of the date of this offering circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we determine it is necessary.

Termination of the offering	The termination of the offering will occur on the earlier of (i) the date that subscriptions for and rewards of the Worthy Community II Bonds offered hereby equal $75,000,000 or (ii) an earlier date determined by the Company in its sole discretion. We reserve the right to terminate this offering for any reason at any time. The offering of Worthy Community II Bonds for cash could terminate prior to the Bond Rewards Program offering if we have sold all of the Worthy Community II Bonds but have not issued all of the Worthy Community II Bonds in the Bond Rewards Program offering. The Bond Rewards Program offering could terminate prior to the offering of Worthy Community II Bonds for cash if all of the Worthy Community II Bonds offered in the Bond Rewards Program offering have been awarded but not all of the Worthy Community II Bonds for cash have sold. If one of these offerings has closed but the other offering is ongoing, we will inform investors by filing a supplement to this offering circular with the SEC.

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our summary historical consolidated financial data for the period indicated. The summary historical consolidated financial data for the period from November 2, 2020 (inception) through November 15, 2020 and the balance sheet data as of November 15, 2020 and is derived from the audited consolidated financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this Offering Circular.

November 2, 2020 (inception) through November 15, 2020

Statement of Operations Data
Total revenues	$0
Gross profits	$0
Total operating expenses	$35,000
Loss from operations	$(35,000)
Nonoperating income (expense)	$0
Net loss	$(35,000)
Net loss per share, basic and diluted	$(350.00)

Balance Sheet Data (at period end)
Cash and cash equivalents	$50,000
Working capital	$15,000
Total assets	$50,000
Total liabilities	$35,000
Stockholder’s equity	$15,000

(1)	Working capital represents total assets less total liabilities.

RISK FACTORS

Investing in our securities involves risks. In addition to the other information contained in this offering circular, you should carefully consider the following risks before deciding to purchase our securities in this offering. The occurrence of any of the following risks might cause you to lose all or a part of your investment. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to “Cautionary Statement Regarding Forward-Looking Statements” for more information regarding forward-looking statements.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	We are an early-stage startup with no operating history, and we may never become profitable;
●	Absent any additional financing or advances from our parent company, other than the sale of the Worthy Community II Bonds, we may be unable to meet our operating expenses;
●	In addition to the sale of the Worthy Community II Bonds, we are dependent on advances from our parent company in order to meet our operating expenses and our parent company is under no obligation to advance us any funds;
●	We have no operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;
●	The amount of repayments that bond holders demand at a given time may exceed the amount of funds we have available to make such payments which may result in a delay in repayment or loss of investment to the bond holders;
●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business;
●	We operate in a highly regulated industry, and our business may be negatively impacted by changes in the regulatory environment;
●	Our business may be negatively impacted by worsening economic conditions and fluctuations in the credit market;
●	Competition in our industry is intense;
●	Holders of Worthy Community II Bonds are exposed to the credit risk of our company;
●	There has been no public market for Worthy Community II Bonds and none is expected to develop; and
●	We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

Risks Related to our Industry

The lending industry is highly regulated. Changes in regulations or in the way regulations are applied to our business could adversely affect our business.

Changes in laws or regulations or the regulatory application or judicial interpretation of the laws and regulations applicable to us could adversely affect our ability to operate in the manner in which we intend to conduct business or make it more difficult or costly for us to participate in or otherwise make loans. A material failure to comply with any such laws or regulations could result in regulatory actions, lawsuits, and damage to our reputation, which could have a material adverse effect on our business and financial condition and our ability to participate in and perform our obligations to investors and other constituents.

The initiation of a proceeding relating to one or more allegations or findings of any violation of such laws could result in modifications in our methods of doing business that could impair our ability to collect payments on our loans or to acquire additional loans or could result in the requirement that we pay damages and/or cancel the balance or other amounts owing under loans associated with such violation. We cannot assure you that such claims will not be asserted against us in the future.

Worsening economic conditions may result in decreased demand for loans, cause borrowers’ default rates to increase, and harm our operating results.

Uncertainty and negative trends in general economic conditions in the United States and abroad, including significant tightening of credit markets, historically have created a difficult environment for companies in the lending industry. Many factors, including factors that are beyond our control, may have a detrimental impact on our operating performance. These factors include general economic conditions, unemployment levels, energy costs and interest rates, as well as events such as natural disasters, acts of war, terrorism, pandemic like the recent coronavirus (COVID-19) and catastrophes.

Our borrowers are small businesses. Accordingly, our borrowers have historically been, and may in the future remain, more likely to be affected or more severely affected than large enterprises by adverse economic conditions. These conditions may result in a decline in the demand for loans by potential borrowers or higher default rates by borrowers.

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There can be no assurance that economic conditions will remain favorable for our business or that demand for loans in which we participate or default rates by borrowers will remain at current levels. Reduced demand for loans would negatively impact our growth and revenue, while increased default rates by borrowers may inhibit our access to capital and negatively impact our profitability. Further, if an insufficient number of qualified individuals and small businesses apply for loans, our growth and revenue would be negatively impacted.

The recent outbreak of COVID-19 may cause an overall decline in the economy as a whole, and may materially harm our business, results of operations and financial condition

The Company’s operations may be affected by the recent and ongoing outbreak of COVID-19 which in March 2020, has been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows.

Possible areas that may be affected include, but are not limited to, higher redemption rate of holders of the Worthy Community II Bonds, a decline in the demand for loans by potential borrowers or higher default rates by borrowers, and unavailability of professional services and other resources. In addition, the employees of affiliated companies that provide services to us could be medically or mentally affected by the pandemic and may be required to work remotely. This situation could cause of reduction in productivity or the inability to complete critical tasks for the Company.

The entire actual effects of the spread of COVID-19 are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of COVID-19, if it continues, may cause an overall decline in the economy as a whole and therefore may materially harm our business, results of operations and financial condition

Competition for employees is intense, and we may not be able to attract and retain the highly skilled employees whom we need to support our business.

Competition for highly skilled personnel, especially data analytics personnel, is extremely intense, and we could face difficulty identifying and hiring qualified individuals in many areas of our business. We may not be able to hire and retain such personnel. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In addition, we intend to invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve borrowers could diminish, resulting in a material adverse effect on our business. We currently have no full time employees. However, management and staffing are presently provided by Worthy Management, Inc., a wholly owned subsidiary of our parent company.

We operate in a competitive market which may intensify, and competition may limit our ability to implement our business model and have a material adverse effect on our business, financial condition, and results of operations.

We operate in a competitive market which may intensify, and competition may limit our ability to implement our business model and have a material adverse effect on our business, financial condition, and results of operations. Our competitors may be able to have a lower cost for their services which would lead to borrowers choosing such other competitors over the Company. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of loans and investments, offer more attractive pricing or other terms and establish more relationships than us.

Risks Related to Our Company

We are an early-stage startup with no operating history, and we may never become profitable.

We do not expect to be profitable for the foreseeable future. If we are unable to obtain or maintain profitability, we will not be able to attract investment, compete, or maintain operations.

Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the period from November 2, 2020 (inception) to November 15, 2020.

We are an early-stage startup with no operating history, and we may never become profitable. Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph in their opinion on our audited consolidated financial statements for the period from November 2, 2020 (inception) to November 15, 2020, that states that there is a substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. There is substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern. No assurances can be given that we will achieve success in selling the Worthy Community II Bonds.

We are dependent on advances from our parent company and the funds to be raised in this offering in order to be able to implement our business plan.

Until sufficient proceeds have been received by us from the sale of Worthy Community II Bonds in this offering we will rely on advances from our parent as to which we have no assurances. WFI is not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in this offering. If we do not raise sufficient funds in this offering or if our parent declines to make advances to us, we will not be able to implement our business plan, or may have to cease operations altogether.

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If we do not raise sufficient funds in this offering or if our parent company declines to make advances to us we won’t be able to implement our business plan.

We have not generated any revenues and we are dependent on the proceeds from this offering to provide funds to implement our business model. Given the uncertainty of the amount of Worthy Community II Bonds that we will sell makes it difficult to predict our planned operations. Until sufficient proceeds have been received by us from the sale of Worthy Community II Bonds we will rely on advances from our parent as to which we have no assurances. WFI is not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in this offering. If we do not raise sufficient funds in this offering or if our parent company declines to make advances to us we won’t be able to implement our business plan.

We have no operating history in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have no operating history in an evolving industry that may not develop as expected. Assessing our business and future prospects is challenging in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to:

●	increase the number and total volume of loans and other credit products extended to borrowers;
●	improve the terms on which loans are made to borrowers as our business becomes more efficient;
●	increase the effectiveness of our direct marketing and lead generation through referral sources;
●	favorably compete with other companies that are currently in, or may in the future enter, the business of lending to small businesses;
●	successfully navigate economic conditions and fluctuations in the credit market; and
●	effectively manage the growth of our business.

We may not be able to successfully address these risks and difficulties, which could harm our business and cause our operating results to suffer.

The amount of repayments that bond holders demand at a given time may exceed the amount of funds we have available to make such payments which may result in a delay in repayment or loss of investment to the bond holders.

We will use our commercially reasonable efforts to maintain sufficient cash and cash equivalents on hand to honor repayment demands of bond holders.  We anticipate setting aside a minimum of 20% of Worthy Community II Bonds sales in cash and cash equivalents. However, in the event there are more demands for repayment to meet than our cash and cash equivalents on hand available, we may be required to (i) liquidate some of our publicly traded investments, loan portfolio, and other investments, (ii) seek commercial banks and non-bank lending sources, such as insurance companies, private equity funds and private lending organizations, for the provision of credit facilities, including, but not limited to, lines of credit, pursuant to which funds would be advanced to us, or (iii) seek capital contributions from our parent company, WFI.  In the event that the above sources of funds to honor repayments cannot be realized within the time frame of the repayment requests of bond holders, bond holders might have to wait for repayment until the above sources are realized. If the above sources do not generate enough funds to honor bond holders’ requests for repayment, there is a risk that the bond holders may lose some or all of their investment in the Worthy Community II Bonds.

If the information provided by borrowers is incorrect or fraudulent, we may misjudge a customer’s qualification to receive a loan, and our operating results may be harmed.

Our loan participation or loan decisions are based partly on information provided to us by loan applicants. To the extent that these applicants provide information to us in a manner that we are unable to verify, we may not be able to accurately assess the associated risk. In addition, data provided by third-party sources is a significant component of our underwriting process, and this data may contain inaccuracies. Inaccurate analysis of credit data that could result from false loan application information could harm our reputation, business, and operating results.

Our risk management efforts may not be effective.

We could incur substantial losses, and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk, as well as operational risks related to our business, assets, and liabilities. To the extent our models used to assess the creditworthiness of potential borrowers do not adequately identify potential risks, the risk profile of such borrowers could be higher than anticipated. Our risk management policies, procedures, and techniques may not be sufficient to identify all of the risks we are exposed to, mitigate the risks that we have identified, or identify concentrations of risk or additional risks to which we may become subject in the future.

We will rely on various referral sources and other borrower lead generation sources, including lending platforms.

Unlike banks and other larger competitors with significant resources, we intend to rely on our smaller-scale marketing efforts, affinity groups, partners, and loan referral services to acquire borrowers. We do not have exclusive rights to referral services, and we cannot control which loans or the volume of loans we are sent. In addition, our competitors may enter into exclusive or reciprocal arrangements with their own referral services, which might significantly reduce the number of borrowers we are referred. Any significant reduction in borrower referrals could have an adverse impact on our loan volume, which will have a correspondingly adverse impact on our operations and our company.

Our loans may be unsecured obligations of our borrowers.

We believe that some of our loans may be unsecured obligations of the borrowers. This means that, for those loans, we will not be able to foreclose on any assets of our borrowers in the event that they default. This limits our recourse in the event of a default. We may also attract borrowers who have fewer assets and may be engaged in less developed businesses than our peers. If we are unable to access collateral on our loans that default, our results of operations may be adversely impacted.

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We are subject to a number of conflicts of interest arising out of our relationship with WFI and its subsidiaries which may not be resolved in our favor.

We are subject to a number of conflicts of interest arising out of our relationship with WFI and its subsidiaries, including the following:

●	WFI is our parent company and our sole shareholder. WFI is also the sole shareholder of Worthy Management, Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc. and Worthy Community Bonds, Inc. Accordingly, its executive officers and directors have fiduciary obligations to a number of entities. This potential conflict of interest poses a risk that the executive officers and directors may exercise their fiduciary duties in favor of affiliated entities rather than us even though they have fiduciary duties to us;

●	Worthy Peer Capital, Inc.’s, Worthy Peer Capital II, Inc.’s and Worthy Community Bonds, Inc.’s business is similar to ours and we may be competing for borrowers with them. This potential conflict of interest poses a risk that such borrowers may borrow from Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc. or Worthy Community Bonds, Inc. rather than us;

●	our executive officers and directors are also executive officers and directors of Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc. and Worthy Management and they do not devote all of their time and efforts to our company. This potential conflict of interest poses a risk that the executive officers and directors may devote an insufficient amount of time and effort to operating our company because they are too busy devoting their time and effort to the operations of our affiliates; and

●	the terms of the Management Services Agreement with Worthy Management were not negotiated on an arms-length basis and the amounts to be reimbursed thereunder will be equal to the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement, will be determined by our executive officers and directors who are also executive officers and directors of Worthy Management notwithstanding that they are executive officers and directors of both our Company and Worthy Management. This potential conflict of interest poses a risk that the amount to be reimbursed by our company under the Management Services Agreement may be determined by the executive officers and directors to be higher in the absence of an arms-length arrangement at the expense of our company.

There are no assurances that any conflicts which may arise will be resolved in our favor, which could adversely affect our operations. In addition, as a bondholder you have no right to vote upon or receive notice of any corporate actions we may undertake which you might otherwise have if you owned equity in our company.

A significant disruption in our computer systems or a cybersecurity breach could adversely affect our operations.

We rely extensively on our computer systems to manage our loan origination and other processes. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber security breaches, vandalism, severe weather conditions, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. If our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. Any compromise of our security could also result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, loss or misuse of the information and a loss of confidence in our security measures, which could harm our business.

Our ability to protect the confidential information of our borrowers and investors may be adversely affected by cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

We process certain sensitive data from our borrowers and investors. While we have taken steps to protect confidential information that we receive or have access to, our security measures could be breached. Any accidental or willful security breaches or other unauthorized access to our systems could cause confidential borrower and investor information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, our relationships with borrowers and investors could be severely damaged, and we could incur significant liability.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause borrowers and investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, we could lose borrowers and investors and our business and operations could be adversely affected.

Any significant disruption in service on our platform or in our computer systems, including events beyond our control, could prevent us from processing or posting payments on loans, reduce the attractiveness of our marketplace and result in a loss of borrowers or investors.

In the event of a system outage and physical data loss, our ability to perform our servicing obligations, process applications or make loans available would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology are critical to our operations, customer service, reputation and our ability to attract new and retain existing borrowers and investors.

Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our borrowers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from processing or posting payments on the loans, damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause borrowers and investors to abandon our marketplace, any of which could adversely affect our business, financial condition and results of operations.

We contract with third parties to provide services related to our online web lending and marketing, as well as systems that automate the servicing of our loan portfolios. While there are material cybersecurity risks associated with these services, we require that our vendors provide industry-leading encryption, strong access control policies, Statement on Standards for Attestation Engagements (SSAE) 16 audited data centers, systematic methods for testing risks and uncovering vulnerabilities, and industry compliance audits to ensure data and assets are protected. To date, we have not experienced any cyber incidents that were material, either individually or in the aggregate.

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If our estimates of loan receivable losses are not adequate to absorb actual losses, our provision for loan receivable losses would increase, which would adversely affect our results of operations.

We maintain an allowance for loans receivable losses. To estimate the appropriate level of allowance for loan receivable losses, we consider known and relevant internal and external factors that affect loan receivable collectability, including the total amount of loan receivables outstanding, historical loan receivable charge-offs, our current collection patterns, and economic trends. If customer behavior changes as a result of economic conditions and if we are unable to predict how the unemployment rate, housing foreclosures, and general economic uncertainty may affect our allowance for loan receivable losses, our provision may be inadequate. Our allowance for loan receivable losses is an estimate, and if actual loan receivable losses are materially greater than our allowance for loan receivable losses, our financial position, liquidity, and results of operations could be adversely affected.

We will face increasing competition of affiliated and non-affiliated parties and, if we do not compete effectively, our operating results could be harmed.

We compete with other companies that lend to small businesses. These companies include traditional banks, merchant cash advance providers, and newer, technology-enabled lenders. In addition, other technology companies that lend primarily to individual consumers, such as Lending Club and Prosper Marketplace, have already begun to focus, or may in the future focus, their efforts on lending to small businesses. If we are not able to compete effectively with our competitors, our operating results could be harmed.

The business of our affiliates, namely Worthy Peer Capital, Inc. and Worthy Peer Capital II, Inc., is similar to ours and we may be competing for borrowers and business opportunities with such affiliates in light of the fact that such affiliates and our company are under the common ownership, control and management of WFI. Worthy Management, Inc. merely advances certain operating costs including salaries and rent and allocates expenses monthly among the operating affiliates under its management services agreement with them. Worthy Management, Inc. does not manage any other aspect of the other operating affiliates. There is a risk that potential borrowers and business opportunities may be allocated to our affiliates rather than us by WFI. If we are not able to compete effectively with our affiliates, our operating results could be harmed.

Many of our competitors have significantly more resources and greater brand recognition than we do and may be able to attract borrowers more effectively than we do.

When new competitors seek to enter one of our markets, or when existing market participants seek to increase their market share, they sometimes undercut the pricing and/or credit terms prevalent in that market, which could adversely affect our market share or ability to explore new market opportunities. Our pricing and credit terms could deteriorate if we act to meet these competitive challenges. Further, to the extent that the fees we pay to our strategic partners and borrower referral sources are not competitive with those paid by our competitors, whether on new loans or renewals or both, these partners and sources may choose to direct their business elsewhere. All of the foregoing could adversely affect our business, results of operations, financial condition, and future growth.

The collection, processing, storage, use, and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements, or differing views of personal privacy rights.

We receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from borrowers and purchasers of the Worthy Community II Bonds and services. There are federal, state, and foreign laws regarding privacy, recording telephone calls, and the storing, sharing, use, disclosure, and protection of personally identifiable information and sensitive data. Specifically, personally identifiable information is increasingly subject to legislation and regulations to protect the privacy of personal information that is collected, processed, and transmitted. Any violations of these laws and regulations may require us to change our business practices or operational structure, address legal claims, and sustain monetary penalties, or other harms to our business.

The regulatory framework for privacy issues in the United States and internationally is constantly evolving and is likely to remain uncertain for the foreseeable future. The interpretation and application of such laws is often uncertain, and such laws may be interpreted and applied in a manner inconsistent with other binding laws or with our current policies and practices. If either we or our third-party service providers are unable to address any privacy concerns, even if unfounded, or to comply with applicable laws and regulations, it could result in additional costs and liability, damage our reputation, and harm our business.

We are reliant on the efforts of Sally Outlaw and Alan Jacobs.

We rely on our management team and need additional key personnel to grow our business, and the loss of key employees or inability to hire key personnel could harm our business. We believe our success has depended, and continues to depend, on the efforts and talents of our executive officers, Sally Outlaw and Alan Jacobs. Ms. Outlaw and/or Mr. Jacobs have expertise that could not be easily replaced if we were to lose any or all of their services.

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We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

We believe that we fall within the exception of an investment company provided by Section 3(c)(5)(B) of the Investment Company Act of 1940. Section 3(c)(5)(B) provides an exemption for a company that is primarily engaged in making loans to manufacturers, wholesalers and retailers of and to prospective purchasers of specified merchandise and/or services. The Company has a Commitment Committee that reviews and legally assesses every potential loan for compliance with the exemption requirements. Once the Commitment Committee has confirmed such compliance, the potential loan is financially underwritten pursuant to the Company’s established underwriting policies. Notwithstanding, it is possible that the staff of the SEC could disagree with any of our assessment.  If the staff of the SEC were to disagree with our analysis under the Investment Company Act, we would need to adjust our investment strategy.  Any such adjustment in our strategy could have a material adverse effect on us. If we are deemed to be an investment company, we may be required to register as an investment company if we are unable to dispose of the disqualifying assets, which could have a material adverse effect on us.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us. Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, we would no longer be eligible to offer our securities under Regulation A of the Securities Act if we were required to register as an investment company.

Compliance with Regulation A and reporting to the SEC could be costly.

Compliance with Regulation A could be costly and requires legal and accounting expertise. After qualifying this Form 1-A, we will be required to file an annual report on Form 1-K, a semiannual report on Form 1-SA, and current reports on Form 1-U.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

Our lack of operating history makes it difficult for you to evaluate this investment.

We are a recently formed entity with no operating history and may not be able to successfully operate our business or achieve our investment objectives. We may not be able to conduct our business as described in our plan of operation.

We are subject to the risk of fluctuating interest rates, which could harm our planned business operations.

We expect to generate net income from the difference between the interest rates we charge borrowers or otherwise make from our permissible investments, including loan origination fees paid by borrowers, and the interest we will pay to the holders of Worthy Community II Bonds. Due to fluctuations in interest rates, we may not be able to charge borrower’s an interest rate sufficient for us to generate income, which could harm our planned business operations

Any Bond Rewards you receive as a result of the Bond Rewards Program could have adverse tax consequences to you.

There is some uncertainty about the appropriate treatment of these Bond Rewards for income purposes. You may be subject to tax on the value of your Bond Rewards. If you receive Worthy Community II Bonds under the Bond Rewards Program, upon receipt you will generally realize taxable income equal to the fair market value of the Worthy Community II Bonds. Your participation in the Bond Rewards Program may increase the complexity of your tax filings and may cause you to be ineligible to file Internal Revenue Service Form 1040-EZ, if you would otherwise be eligible to file such form.

There are a number of risks associated with our having a verbal agreement (rather than a written agreement) with WFI governing our ability to utilize WFI’s Fintech Platform and the Worthy App including misunderstanding of the terms of the verbal agreement, dispute as to what was agreed to, as well as unwillingness of a court to enforce the agreement because we and WFI may not be able to prove the existence of the agreement or its terms, which could adversely affect our business, results of operations, financial condition and future growth.

Verbal agreements can lead to uncertainty about each party’s rights and obligations. A dispute may arise if there is nothing in writing explaining what both parties to the contract agreed to do.

On November 2, 2020, we entered into a verbal agreement with WFI to pay a license fee to WFI in the amount of $10 per active user per year. There are no other terms to such verbal agreement. In light of the fact that our agreement with WFI is a verbal contract (rather than a written contract), we and WFI are exposed to the following risks:

● the risk that we and WFI misunderstood an important term or terms of the contract, such as how much was to be paid or what services were to be performed;

● the risk that we and WFI will have a dispute regarding what was agreed to because we and WFI are only relying on memory; and

● the risk that a court will not enforce the contract because we and WFI may not be able to prove the existence of the contract or its terms.

If a dispute arises under our verbal agreement with WFI and a court is not willing to enforce the terms of such verbal agreement in our favor, this outcome could adversely affect our business, results of operations, financial condition, and future growth.

Risks Related to Worthy Community II Bonds and this Offering

The characteristics of the Worthy Community II Bonds, including no maturity date, interest rate, lack of collateral security or guarantee, and lack of liquidity, may not satisfy your investment objectives.

The Worthy Community II Bonds may not be a suitable investment for you, and we advise you to consult your investment, tax and other professional financial advisors prior to purchasing Worthy Community II Bonds. The characteristics of the notes, including no maturity date, repayable at your demand, redeemable by us, interest rate, lack of collateral security or guarantee, and lack of liquidity, may not satisfy your investment objectives. The Worthy Community II Bonds may not be a suitable investment for you based on your ability to withstand a loss of interest or principal or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience and other factors. Prior to purchasing any Worthy Community II Bonds, you should consider your investment allocation with respect to the amount of your contemplated investment in the Worthy Community II Bonds in relation to your other investment holdings and the diversity of those holdings.

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Holders of Worthy Community II Bonds are exposed to the credit risk of our company.

Worthy Community II Bonds are our full and unconditional obligations. If we are unable to make payments required by the terms of the notes, you will have an unsecured claim against us. Worthy Community II Bonds are therefore subject to non-payment by us in the event of our bankruptcy or insolvency. In an insolvency proceeding, there can be no assurances that you will recover any remaining funds. Moreover, your claim may be subordinate to that of any senior creditors and any secured creditors to the extent of the value of their security.

The Worthy Community II Bonds are unsecured obligations.

The Worthy Community II Bonds do not represent an ownership interest in any specific Worthy loans, their proceeds, or their assets. The Worthy Community II Bonds are unsecured general obligations of Worthy only and not any Worthy borrower. The Worthy Community II Bonds will be general unsecured obligations, and will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the Worthy Community II Bonds by their terms. We may issue secured debt in our sole discretion without notice to or consent from the holders of Worthy Community II Bonds. Therefore as unsecured obligations, there is no security to be provided to the holders of the Worthy Community II Bonds.

There is no public market for Worthy Community II Bonds, and none is expected to develop.

Worthy Community II Bonds are newly issued securities. Although under Regulation A the securities are not restricted, Worthy Community II Bonds are still highly illiquid securities. No public market has developed nor is expected to develop for Worthy Community II Bonds, and we do not intend to list Worthy Community II Bonds on a national securities exchange or interdealer quotational system. You should be prepared to hold your Worthy Community II Bonds as Worthy Community II Bonds are expected to be highly illiquid investments.

Holders of the Worthy Community II Bonds will have no voting rights.

Holders of the Worthy Community II Bonds will have no voting rights and therefore will have no ability to control the Company. The Worthy Community II Bonds do not carry any voting rights and therefore the holders of the Worthy Community II Bonds will not be able to vote on any matters regarding the operation of the Company. As a bondholder purchaser in this offering will have no right to vote upon or receive notice of any corporate actions we may undertake which you might otherwise have if you owned equity in our Company.

There is a risk that the Worthy Website will not be able to handle a large number of investors subscribing to this offering.

Although the Worthy Website has been designed to handle numerous purchase orders and prospective investors, we cannot predict the response of the Worthy Website to any particular issuance of Worthy Community II Bonds pursuant to this offering circular. You should be aware that if a large number of investors try to access the Worthy Website at the same time and submit their purchase orders simultaneously, there may be a delay in receiving and/or processing your purchase order. You should also be aware that general communications and internet delays or failures unrelated to the Worthy Website, as well as website capacity limits or failures may prevent purchase orders from being received on a timely basis by the Worthy Website. We cannot guarantee you that any of your submitted purchase orders will be received, processed and accepted during the offering process.

There is a risk that the Worthy Website and the Worthy APP may be hacked.

We receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from borrowers and purchasers of the Worthy Community II Bonds and services on the Worthy Website and the Worthy App. There is a risk that the Worthy Website and the Worthy APP may be hacked. Worthy Community II Bonds will be issued by computer-generated program on our website and electronically signed by us in favor of the investor. The Worthy Community II Bonds will be stored by us and will remain in our custody for ease of administration. In today’s environment, cyberattacks are perpetrated by identity thieves, unscrupulous contractors and vendors, malicious employees, business competitors, prospective insider traders and market manipulators, so-called “hacktivists,” terrorists, state-sponsored actors and others. Many companies that utilize technology in the business operations, such as ours are subject to the risk that they may be hacked. Even the most diligent cybersecurity efforts will not address all cyber risks that the Company faces. We cannot assure you that we’ll be able to prevent any such hacks by third parties, and if we experience these hacks, the effects would case an adverse effect on our business operations and will jeopardize the privacy of our users date, and can lead to us having to cease operations altogether.

The Worthy Community II Bond Holders may be subject to third party fees.

Worthy Community II Bond investors are not charged a servicing fee for their investment, but you may be charged a transaction fee if your method of payment requires us to incur an expense. The transaction fee will be equal to the amount that the Company will be charged by the payment processor. Other financial intermediaries, however, if engaged by you, may charge you commissions or fees.

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The Worthy Community II Bond Holders may be subject to a servicing fee upon transfer.

The Worthy Community II Bonds are transferable except a servicing fee of up to 1% may be charged for the transfer of Worthy Community II Bonds to third parties, which charge would only be made against accrued interest.

Because the Worthy Community II Bonds will have no sinking fund, insurance, or guarantee, you could lose all or a part of your investment if we do not have enough cash to pay.

There is no sinking fund, insurance or guarantee of our obligation to make payments on the Worthy Community II Bonds. We will not contribute funds to a separate account, commonly known as a sinking fund, to make interest or principal payments on the Worthy Community II Bonds. The Worthy Community II Bonds are not certificates of deposit or similar obligations of, and are not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation, or any other governmental or private fund or entity. Therefore, if you invest in the Worthy Community II Bonds, you will have to rely only on our cash flow from operations and possible funding from WFI, our parent company, for repayment of principal and interest upon your demand of repayment or upon redemption by us. If our cash flow from operations and possible funding from WFI, our parent company, are not sufficient to pay any amounts owed under the Worthy Community II Bonds, then you may lose all or part of your investment.

By purchasing Worthy Community II Bonds in this Offering, unless you opt-out in accordance with the terms of the Worthy Community II Bond Investor Agreement, you are bound by the arbitration provisions contained in our Worthy Community II Bond Investor Agreement to be used for subscriptions in this offering which limits your ability to bring class action lawsuits or seek remedies on a class basis and waives the right a trial by jury.

By purchasing shares in this Offering, unless you opt-out in accordance with the terms of the Worthy Community II Bond Investor Agreement, you agree to be bound by the arbitration, jury waiver and class action waiver provisions contained in Section 13 of our Investor Purchase Agreement to be used for subscriptions on this offering. Pursuant to the terms of the Worthy Community II Bond Investor Agreement, the holders of Worthy Community II Bonds and the Company will agree to (i) resolve disputes of the holders of Worthy Community II Bonds through binding arbitration or small claims court, instead of through courts of general jurisdiction or through a class action and (ii) waive the right to a trial by jury and to participate in any class action, except in cases that involve personal injury. Pursuant to the terms of the Worthy Community II Bond Investor Agreement, if a holder of Worthy Community II Bonds does not agree to the terms of the arbitration provision, the holder of Worthy Community II Bonds may opt-out of the arbitration provision by sending an arbitration opt-out notice to the Company within thirty (30) days of the holder’s first electronic acceptance of the Worthy Community II Bond Investor Agreement. If the opt-out notice is not received within thirty (30) days, the holder of Worthy Community II Bonds will be deemed to have accepted all terms of the arbitration provision, including the class action and jury waiver. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers. As arbitration provisions in commercial agreements have generally been respected by federal courts and state courts of Florida, we believe that the arbitration provision in the Worthy Community II Bond Investor Agreement is enforceable under federal law and the laws of the State of Florida. Although holders of Worthy Community II Bonds will be subject to the arbitration provisions of the Worthy Community II Bond Investor Agreement, the arbitration provisions do not preclude holders of Worthy Community II Bonds from pursuing claims under the U.S. federal securities laws in federal courts. THE ARBITRATION PROVISION OF THE WORTHY COMMUNITY II BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY COMMUNITY II BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE ARBITRATION PROVISION OF THE WORTHY COMMUNITY II BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

The Worthy Community II Bond Investor Agreement provides that, to the extent permitted by law, each party to the Worthy Community II Bond Investor Agreement waives the right to a jury trial or class action of any claim they may have against us arising out of or relating to our Worthy Community II Bonds or the Worthy Community II Bond Investor Agreement. If we were to oppose a jury trial or class action demand based on such waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial or class action. The bondholders of Worthy Community II Bonds will be subject to these provisions of the Worthy Community II Bond Investor Agreement to the extent permitted by applicable law. THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION CONTAINED IN THE WORTHY COMMUNITY II BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY COMMUNITY II BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE JURY WAIVER AND CLASS ACTION WAIVER PROVISIONS OF THE WORTHY COMMUNITY II BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers. In the event that an investor does not opt-out, as described above, the rights of the adverse bond holder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company.

By purchasing Worthy Community II Bonds in this Offering, you are bound by the fee-shifting provision contained in our Bylaws, which may discourage you to pursue actions against us.

Section 7.40 of our Bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.”

In the event you initiate or assert a claims against us, in accordance with the dispute resolution provisions contained in our Bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY COMMUNITY II BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

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USE OF PROCEEDS

If we sell all $74,880,000 of Worthy Community II Bonds offered hereby for cash, we estimate we will receive net proceeds from this offering of approximately $74,780,000, after deducting the estimated offering expenses payable by us including our legal fees, accounting fees, financial printing costs, SEC filing fees, EDGAR fees, and other expenses of this offering which we estimate to be $100,000. We intend to use (i) approximately 75% of the net proceeds from this offering providing loans for small businesses including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment and purchase order financing, to a lesser extent, we may also provide loans to other borrowers, acquire equity interests in real estate, make fixed income and/or equity investments, provide factoring financing and make other types of loans and investments provided the amount and nature of such activities does not cause us to lose our exemption from regulations as an investment company pursuant to the 40 Act, and (ii) approximately 5% of the proceeds for general corporate purposes, including the reimbursement amounts due under the Management Services Agreement (the “Management Services Agreement”) with Worthy Management, Inc., or “Worthy Management.” Reimbursement amounts due to Worthy Management under the Management Services Agreement will be paid using approximately 5% of the proceeds of this offering and distributions from Worthy Lending IV, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending IV), which reimbursement payments will be made in advance on a monthly basis. We reserve the right however to change the estimated use of proceeds from this offering at any time so long as doing so does not result in the loss of our exemption from the 40 Act.

If all of the Worthy Community II Bonds being sold for cash are sold in this Offering on a “self-underwritten” basis through our officers and directors without utilizing broker-dealers to sell the Worthy Community II Bonds, we expect to receive net proceeds from this Offering of approximately $74,780,000. If all of the Worthy Community II Bonds being sold for cash are sold in this Offering through broker-dealers, we expect to receive net proceeds from this Offering in an amount equal to the gross proceeds in this Offering of approximately $74,780,000 minus estimated underwriting discounts and commissions to the broker-dealers.

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However, we cannot guarantee that we will sell all of the Worthy Community II Bonds being offered by us for cash. The following table summarizes how we anticipate using the gross proceeds of this Offering assuming the Worthy Community II Bonds are not sold in this Offering through broker-dealers, depending upon whether we sell 25%, 50%, 75%, or 100% (Maximum Offering Amount) of the Worthy Community II Bonds being offered in the Offering for cash:

	If 25% of Bonds Sold for Cash	If 50% of Bonds Sold for Cash	If 75% of Bonds Sold for Cash	If 100% of Bonds Sold for Cash
Gross Proceeds	$18,720,000	$37,440,000	$56,160,000	$74,880,000
Offering Expenses (Underwriting Discounts and Commissions to Placement Agent and other broker dealers)	$(0)	$(0)	$(0)	$(0)

Net Proceeds	$18,720,000	$37,440,000	$56,160,000	$74,880,000

Our intended use of the net proceeds is as follows:
Fees for Qualification of Offering under Regulation A (includes legal, auditing, accounting, transfer agent, financial printer and other professional fees)	$(100,000)	$(100,000)	$(100,000)	$(100,000)
Providing Loans to Small Businesses	(11,132,000)	(22,364,000)	(33,596,000)	(44,828,000)
Providing Loans to Other Borrowers	(1,872,000)	(3,744,000)	(5,616,000)	(7,488,000)
Acquiring Interests in Real Estate	(936,000)	(1,872,000)	(2,808,000)	(3,744,000)
Make Investments	(3,744,000)	(7,488,000)	(11,232,000)	(14,976,000)
Working Capital and General Corporate Purposes	(936,000)	(1,872,000)	(2,808,000)	(3,744,000)
Total Use of Proceeds	$18,720,000	$37,440,000	$56,160,000	$74,880,000

We intend to use no more than $2,495,500 (up to 5%) of the net proceeds of this offering to acquire interests in real estate from non-affiliates consisting of investments in real estate investment trusts that hold real estate. We also intend to use no more than $9,982,000 (up to 20%) of the net proceeds of this offering to make investments in primarily liquid securities and publicly traded debt securities guaranteed by government agencies.

Pending use of the net proceeds from this offering, we may invest in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

The Company will not receive any proceeds from the redemption of up to $120,000 worth of Bond Rewards under the Bond Rewards Program for eligible referrals (not for cash).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those statements that are included elsewhere in this offering circular. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this offering circular. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guaranty or warranty is to be inferred from those forward-looking statements.

Formation

We were incorporated under the laws of the State of Florida on November 2, 2020. On November 2, 2020, we issued 100 shares of our $0.001 per share par value common stock to WFI in exchange for $5,000. WFI is the sole shareholder of the Company’s common stock. Our wholly owned subsidiary Worthy Lending IV was organized under the laws of the State of Delaware in November 2020.

Plan of Operations

We are a newly organized company and since inception have worked on organizational and development matters. In November 2020, WFI contributed funds to us to pay our operating expenses. We have not generated any revenues and we are dependent on the proceeds from this offering and advances from WFI to provide funds to implement our business model. The Company will not be paying back to WFI, any of the contributions made to the Company by WFI, therefore there is no interest rate or maturity associated with such contributions by WFI.

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Upon qualification of this Offering, we will be accruing the reimbursement amount due to Worthy Management under the Management Services Agreement until the Company can make reimbursement payments to Worthy Management from approximately 5% of the proceeds of this offering and distributions from Worthy Lending IV, LLC, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending IV), which reimbursement payments will be made in advance on a monthly basis.

General

For the twelve months following the commencement of the offering, we will seek to sell our Worthy Community II Bonds and invest the proceeds in asset-based business loans and other permissible activities in accordance with our business model.

In order to operate our Company for 12 months, we estimate that $3,500,000 in funds will be required. The source of such funds is anticipated to be approximately 5% of the net proceeds from our sales of Worthy Community II Bonds in this offering and the remaining amount is expected to come from distributions from Worthy Lending IV, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending IV). If we fail to generate $25,000,000 from our sales of Worthy Community II Bonds, we may not be able to fully carry out our plan of operations.

We plan to start making loans and investments and acquiring interests in real estate in accordance with our business model as we receive funds from selling the Worthy Community II Bonds in this offering through the efforts of the principals of the Company and through a network of referral sources including professional and business advisers, commercial banks and Chambers of Commerce and other business and trade organizations. The loans will not be referred to the Company by WFI. The Company currently does not have any contracts with third parties related to the services it intends to provide. The Company plans to enter into agreements with third parties to provide services related to our online web lending and marketing as well as systems that automate the servicing of our loan portfolio once the Company begins making loans in accordance with our business model.

Specific Plan of Operations and Milestones

Our plan of operations over the next 12-month period is as follows, assuming the sale of 25%, 50%, 75% and 100% of Worthy Community II Bonds in this offering for cash, and does not include offering expenses of this offering of $100,000:

	If 25% of Worthy Community II Bonds Sold for Cash	If 50% of Worthy Community II Bonds Sold for Cash	If 75% of Worthy Community II Bonds Sold for Cash	If 100% of Worthy Community II Bonds Sold for Cash
Gross Proceeds(1)	$18,720,000	$37,440,000	$56,160,000	$74,880,000

Providing Loans to Small Businesses	$11,132,000	$22,364,000	$33,596,000	$44,828,000
Providing Loans to Other Borrowers(2)	$1,872,000	$3,744,000	$5,616,000	$7,488,000
Acquiring Interest in Real Estate	$936,000	$1,872,000	$2,808,000	$3,744,000
Make Investments(3)	$3,744,000	$7,488,000	$11,232,000	$14,976,000
Working Capital and General Corporate Purposes	$936,000	$1,872,000	$2,808,000	$3,744,000
Total Use of Net Proceeds (4)	$18,620,000	$37,340,000	$56,060,000	$74,780,000

(1) Gross proceeds do not include a deduction of offering expenses of this offering of $100,000.

(2) “Other Borrowers” includes real estate developers.

(3) “Investments” include primarily liquid securities and publicly traded debt securities guaranteed by government agencies.

(4) Total Use of Net Proceeds accounts for the deduction of offering expenses of this offering of $100,000.

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During the next 12 months, we intend to, among other things, have the 1-A declared qualified and start receiving net proceeds from this offering and pay the expenses of this offering with the net proceeds of this offering.

For the next 12 months, we plan to:

Loans to Small Businesses

We plan to provide loans to small businesses. The expense of doing so will range from $600,000 to $2,400,000, depending upon the success of the offering. If 25% of Worthy Community II Bonds are sold for net proceeds of $18,620,000 during this time period, we intend to provide $11,132,000 in loans to small businesses. If 50% of Worthy Community II Bonds are sold for net proceeds of $37,340,000 we intend to provide $22,364,000 in loans to small businesses. If 75% of Worthy Community II Bonds are sold for net proceeds of $56,060,000 we intend to provide $33,596,000 in loans to small businesses. Finally, if 100% of Worthy Community II Bonds are sold for net proceeds of $74,780,000 we intend to provide $44,828,000 in loans to small businesses.

Loans to Other Borrowers

We also intend to provide loans to other borrowers such as real estate developers, and the expense of doing so will range from $100,000 to $400,000, depending upon the success of the offering. If 25% of Worthy Community II Bonds are sold for net proceeds of $18,620,000 during this time period, we intend to provide $1,872,000 in loans to other borrowers. If 50% of Worthy Community II Bonds are sold for net proceeds of $37,340,000 we intend to provide $3,744,000 in loans to other borrowers. If 75% of Worthy Community II Bonds are sold for net proceeds of $56,060,000 we intend to provide $5,616,000 in loans to other borrowers. Finally, if 100% of Worthy Community II Bonds are sold for net proceeds of $74,780,000 we intend to provide $7,488,000 in loans to other borrowers.

Acquiring Interests in Real Estate

If we are able to raise sufficient funds in this offering during this time period, we intend to start acquiring interests in real estate, and the expense of doing so will range from $50,000 to $200,000, depending upon the success of the offering. If 25% of Worthy Community II Bonds are sold for net proceeds of $18,620,000 during this time period, we intend to acquire interests in real estate in the amount of $936,000. If 50% of Worthy Community II Bonds are sold for net proceeds of $37,340,000 we intend to acquire interests in real estate in the amount of $1,872,000. If 75% of Worthy Community II Bonds are sold for net proceeds of $56,060,000 we intend to acquire interests in real estate in the amount of $2,808,000. Finally, if 100% of Worthy Community II Bonds are sold for net proceeds of $74,780,000 we intend to acquire interests in real estate in the amount of $3,744,000.

Making Investments

If we are able to raise sufficient funds in this offering during this time period, we intend to start making investments such as primarily liquid securities and publicly traded debt securities guaranteed by government agencies, and the expense of doing so will range from $200,000 to $800,000, depending upon the success of the offering. If 25% of Worthy Community II Bonds are sold for net proceeds of $18,620,000 during this time period, we intend to make investments in the amount of $3,744,000. If 50% of Worthy Community II Bonds are sold for net proceeds of $37,340,000 we intend to make investments in the amount of $7,488,000. If 75% of Worthy Community II Bonds are sold for net proceeds of $56,060,000 we intend to make investments in the amount of $11,232,000. Finally, if 100% of Worthy Community II Bonds are sold for net proceeds of $74,780,000 we intend to make investments in the amount of $14,976,000. We will not make any investments in securities issued by companies that are affiliated with us.

Milestones

Our anticipated timeline for reaching the significant milestones in our plan of operations and the costs associated with our plan are set forth below:

May 2021 to July 2021:

●	We expect to sell $14,976,000 of Worthy Community II Bonds.

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●	We anticipate that as part of our selling and marketing efforts to sell the Worthy Community II Bonds, we plan to meet with groups whose members may be potential purchasers of our Worthy Community II Bonds and we estimate the costs of this to be $20,000.
●	We anticipate and intend to enter into agreements with third parties to provide services related to our online web lending and marketing as well as systems that automate the servicing of our loan portfolio once the Company begins making loans in accordance with our business model, and we estimate the costs of this to be $15,000.
●	We anticipate and intend to start making loans to small business, and we estimate the costs of this to be $179,711.
●	We anticipate and intend to make loans to other borrowers and we estimate the costs of this to be $29,952.
●	We anticipate and intend to acquire interests in Real Estate and we estimate the costs of this to be $14,976.
●	We anticipate and intend to make investments and we estimate the costs of this to be $59,904.

August 2021 to October 2021:

●	We expect to sell $17,971,200 of Worthy Community II Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the Worthy Community II Bonds, we plan to meet with groups whose members may be potential purchasers of our Worthy Community II Bonds and we estimate the costs of this to be $20,000.
●	We anticipate and intend to enter into agreements with third parties to provide services related to our online web lending and marketing as well as systems that automate the servicing of our loan portfolio once the Company begins making loans in accordance with our business model, and we estimate the costs of this to be $15,000.
●	We anticipate and intend to start making loans to small business, and we estimate the costs of this to be $215,653.
●	We anticipate and intend to make loans to other borrowers and we estimate the costs of this to be $35,942.
●	We anticipate and intend to acquire interests in Real Estate and we estimate the costs of this to be $17,971.
●	We anticipate and intend to make investments and we estimate the costs of this to be $71,885

November 2021 to January 2022:

●	We expect to sell $20,966,400 of Worthy Community II Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the Worthy Community II Bonds, we plan to meet with groups whose members may be potential purchasers of our Worthy Community II Bonds and we estimate the costs of this to be $20,000.
●	We anticipate and intend to enter into agreements with third parties to provide services related to our online web lending and marketing as well as systems that automate the servicing of our loan portfolio once the Company begins making loans in accordance with our business model, and we estimate the costs of this to be $15,000.
●	We anticipate and intend to start making loans to small business, and we estimate the costs of this to be $251,595.
●	We anticipate and intend to make loans to other borrowers and we estimate the costs of this to be $41,932.
●	We anticipate and intend to acquire interests in Real Estate and we estimate the costs of this to be $20,966.
●	We anticipate and intend to make investments and we estimate the costs of this to be $83,866.

February 2022 to April 2022:

●	We expect to sell $20,966,400 of Worthy Community II Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the Worthy Community II Bonds, we plan to meet with groups whose members may be potential purchasers of our Worthy Community II Bonds and we estimate the costs of this to be $20,000.
●	We anticipate and intend to enter into agreements with third parties to provide services related to our online web lending and marketing as well as systems that automate the servicing of our loan portfolio once the Company begins making loans in accordance with our business model, and we estimate the costs of this to be $15,000.
●	We anticipate and intend to start making loans to small business, and we estimate the costs of this to be $251,595.
●	We anticipate and intend to make loans to other borrowers and we estimate the costs of this to be $41,932.
●	We anticipate and intend to acquire interests in Real Estate and we estimate the costs of this to be $20,966.
●	We anticipate and intend to make investments and we estimate the costs of this to be $83,866.

Until sufficient proceeds have been received by us from the sale of Worthy Community II Bonds we will rely on advances from our parent as to which we have no assurances. There can also be no assurances that we will be able to receive our desired amount of proceeds or any proceeds from this offering.

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Liquidity and capital resources

At November 15, 2020 we had cash on hand of $50,000 and working capital of $15,000. We do not have any external sources of capital and are dependent upon advances from WFI to provide funds for our operations until we begin receiving proceeds from the sale of Worthy Community II Bonds in this offering. WFI, however, is under no obligation to advance us any funds.

In November of 2020, WFI purchased 100 shares of common stock, par value $0.001 per share, of the Company for $5,000 and contributed $45,000 of capital to the Company.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not yet generated any revenue and has no operating history. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report.

We are dependent on advances from WFI and proceeds from this offering to provide capital for our operations. WFI is not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in this offering. The consolidated financial statements do not include adjustments related to the recoverability and classifications of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Contingent Liabilities

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy. There were no contingent liabilities as of November 15, 2020.

Income Taxes

Worthy Community II Bonds will receive interest income. At the end of the calendar year, investors with over $10 of realized interest will receive a form 1099-INT. These will need to be filed in accordance with the United States Tax Code. Investor’s tax situations will likely vary greatly and all tax and accounting questions should be directed towards a certified public accountant.

As of November 15, 2020, we had no federal and state income tax expense.

Significant Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or “GAAP.” The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Our significant accounting policies are fully described in Note 3 to our financial statements appearing elsewhere in this offering circular, and we believe those accounting policies are critical to the process of making significant judgments and estimates in the preparation of our financial statements.

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OUR BUSINESS

Our History

We were incorporated under the laws of the State of Florida on November 2, 2020. On November 2, 2020, we issued 100 shares of our $0.001 per share par value common stock in exchange for $5,000 to WFI. WFI is the sole shareholder of the Company’s common stock. Our wholly owned subsidiary, Worthy Lending IV, through which we plan to operate our business, was organized as a limited liability company under the laws of the State of Delaware on November 2, 2020.

Background – the Worthy group of companies

WFI was organized in 2016 to create a “Worthy Community” in an effort to help members achieve financial wellness. WFI was initially targeting the millennials who are surpassing the baby boomers as the nation’s largest living generation and to develop the Worthy Fintech Platform. WFI’s management believes that the millennial demographic in large part has a basic distrust of old guard financial institutions, is burdened by student loans and other debt, changes employment frequently and is unable to save money and/or fund a retirement program. At the same time there are two rapidly growing trends – peer financing and robo investing.

WFI formed Worthy Peer Capital, Inc. in 2016 as a wholly owned subsidiary of WFI. Worthy Peer Capital, Inc.’s business model is centered around providing loans for small businesses including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment and purchase order financing. To a lesser extent, Worthy Peer Capital, Inc. may also provide loans to other borrowers, acquire equity interests in real estate, make fixed income and/or equity investments, provide factoring financing and other types of loans and investments, provided the amount and nature of such activities does not cause it to lose its exemption from regulations as an investment company pursuant to the 40 Act.

In January 2018, Worthy Peer Capital, Inc. commenced a public offering pursuant to Regulation A of $50,000,000 aggregate principal amount of renewable worthy bonds under our qualified Offering Statement (File No. 024-10766).

In March 2018, WFI launched the Fintech Platform and Worthy App, a free mobile app which provides tools to help people easily invest including through “spare change” round ups. Round ups monetize debit card purchases, checking account linked credit card purchases and other checking account transactions by “rounding up” each purchase to the next higher dollar until the “round up” reaches $10.00 at which time the user can purchase a $10.00 Worthy Bond. As described below, we expect that the Worthy App will also permit purchasers of Worthy Demand Bonds to utilize it in the same way to purchase our bonds offered pursuant to this offering circular.

In August 2018, Worthy Peer Capital, Inc. formed Worthy Lending, LLC, a Delaware limited liability company, as a wholly owned subsidiary. Worthy Lending, LLC provides loan and investment origination and processing services for Worthy Peer Capital, Inc. In September 2018, Worthy Peer Capital, Inc. began deploying the capital it had raised through sales of its renewable bonds in accordance with its business model.

In October 2019, WFI began an internal reorganization to more efficiently utilize personnel at both WFI and Worthy Peer Capital, Inc., including Worthy Lending, LLC.

In October 2019, WFI formed Worthy Management, Worthy Peer Capital II, Inc. and its wholly-owned subsidiary Worthy Lending II, LLC. Worthy Peer Capital, Inc.’s business model is centered around providing loans for small businesses including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment and purchase order financing.

On March 17, 2020, Worthy Peer Capital, Inc. completed the offering of renewable worthy bonds. From January 2018 through March 17, 2020, Worthy Peer Capital, Inc. sold approximately $50 million aggregate principal amount of renewable worthy bonds to 12,285 investors. As of May 21, 2021, there is outstanding $16,654,560 principal amount of renewable worthy bonds of Worthy Peer Capital, Inc. and the remaining $33,345,440 in principal amount of renewable worthy bonds has been repaid to bondholders at the demand of the bondholders.

In March 2020, Worthy Peer Capital II, Inc. commenced a public offering pursuant to Regulation A of $50,000,000 aggregate principal amount of renewable bonds under a qualified Offering Statement (File No. 024-11150). In March 2020, Worthy Peer Capital II, Inc. began deploying the capital it had raised through sales of its renewable bonds in accordance with its business model.

In June 2020, WFI formed Worthy Community Bonds, Inc. and its wholly-owned subsidiary Worthy Lending III, LLC. Worthy Community Bonds, Inc.’s business model is centered around providing loans for small businesses including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment and purchase order financing.

In September 2020, Worthy Community Bonds, Inc. commenced a public offering pursuant to Regulation A of $50,000,000 aggregate principal amount of demand bonds under a qualified Offering Statement (File No. 024-11279). In September 2020, Worthy Community Bonds, Inc. began deploying the capital it had raised through sales of its demand bonds in accordance with its business model.

On October 1, 2020, Worthy Peer Capital II, Inc. completed the offering. From March 17, 2020 through October 1, 2020, Worthy Peer Capital II, Inc. sold approximately $50,000,000 aggregate principal amount of renewable worthy bonds to 17,823 investors. As of May 21, 2021, there is outstanding $28,910,920 principal amount of renewable bonds of Worthy Peer Capital II, Inc.

On October 14, 2020, WFI filed an Offering Statement on Form 1-A with the SEC for a public offering pursuant to Regulation A of $20,000,000 of its common stock.

On November 2, 2020, WFI formed us and our wholly-owned subsidiary Worthy Lending IV, LLC (“Worthy Lending IV”). Our business model is centered around providing loans for small businesses including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment and purchase order financing.

On November 25, 2020, we filed an Offering Statement on Form 1-A with the SEC, as amended by Amendment Nos. 1, 2 and 3 to Form 1-A filed with the SEC on January 8, 2021, January 29, 2021, and March 5, 2021, respectively, for a public offering pursuant to Regulation A of $75,000,000 aggregate principal amount of demand bonds.

On December 16, 2020, Worthy Peer Capital, Inc. filed an Offering Statement on Form 1-A with the SEC, as amended by Amendment Nos. 1, 2 and 3 to Form 1-A filed with the SEC on January 28, 2021, March 22, 2021, and May 27, 2021, respectively, for a public offering pursuant to Regulation A of $15,000,000 aggregate principal amount of renewal bonds and $60,000,000 aggregate principal amount of demand bonds.

On February 26, 2021, Worthy Community Bonds, Inc. completed the offering. From September 29, 2020 through February 26, 2021, Worthy Community Bonds, Inc. sold approximately $50,000,000 aggregate principal amount of demand bonds to 18,914 investors. As of May 21, 2021, there is outstanding $38,447,660 principal amount of demand bonds of Worthy Community Bonds, Inc.

Our business model

We are an early stage company, which, through our wholly owned subsidiary Worthy Lending IV, plan to implement our business model. Our business model is centered around providing loans for small businesses including loans to manufacturers, wholesalers, and retailers primarily secured by inventory, accounts receivable and/or equipment and purchase order financing which may include qualified minority owned businesses. Inventory financing is a form of asset-based lending that allows retailers and wholesalers to use inventory as collateral to obtain a line of credit from us, and purchase order financing allows manufacturers and wholesalers to receive up to 100% of the funds needed to fill an order for specified merchandise when they are unable to do so on their own. To a lesser extent, we may also provide loans to other borrowers, acquire equity interests in real estate (which may include affordable housing), make fixed income and/or equity investments, provide factoring financing and other types of loans and investments provided the amount and nature of such activities does not cause us to lose our exemption from regulations as an investment company pursuant to 40 Act. We will sell Worthy Community II Bonds in this offering to provide the capital for these activities.

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Our company’s mission is to help fuel small businesses. Proceeds from Worthy Community II Bonds sales will be loaned to growing companies who offer collateral such as inventory and accounts receivable to secure the funds.

The Worthy Community II Bonds:

●	are priced at $10.00 each;
●	represent a full and unconditional obligation of our company;
●	bear interest at 5% per annum. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts;
●	are subject to repayment at any time at the demand of the holder;
●	are subject to redemption by us at any time;
●	are not payment dependent on any underlying small business or other loan; and
●	are unsecured.

For more information on the terms of Worthy Community II Bonds being offered, please see “Description of the Worthy Community II Bonds” beginning on page 35 of this offering circular.

We have created the Worthy Community II Bond Rewards Program (“Bond Rewards Program”) to provide (i) investors (each a “Referror”) who meet eligibility standards set forth herein the opportunity to receive Worthy Community II Bonds as a thank you for referring a friend or family member to open an account on the Worthy Fintech Platform to join the Worthy community and (ii) new members of the Worthy community (each a “Referree”) who meet eligibility standards set forth herein the opportunity to receive Worthy Community II Bonds as a thank you for opening an account on the Worthy Fintech Platform as a result of an eligible referral. The Referree would not be required to fund his or her account on the Worthy Fintech Platform in order for the Referror and the Referree to each receive a Bond Reward. In other words, the Referree would not be required to purchase a Worthy Community II Bond in order for the Referror and the Referree to each receive a Bond Reward. Each eligible Referror and eligible Referree will be entitled to receive an award of one Worthy Community II Bond valued at $10.00 each (each a “Bond Reward”) per eligible referral, subject to a limitation of 50 Worthy Community II Bonds per Referror account and Referree account per calendar year. Bond Rewards will be fulfilled through Worthy Community II Bonds issued under the offering statement of which this offering circular forms a part. For more information on the terms and conditions of Worthy Community II Bond Rewards Program, please see “Plan of Distribution – Worthy Community II Bond Rewards Program” on page 40 of this offering circular.

The Company has not yet generated any revenue and has a no operating history. These conditions raise substantial doubt about the Company’s ability to continue as a going concern and our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the period from November 2, 2020 (inception) to November 15, 2020. We expect to generate net income from the difference between the interest rates we charge borrowers or otherwise make from our permissible investments, including loan origination fees paid by borrowers, and the interest we will pay to the holders of Worthy Community II Bonds. We also expect to use approximately 5% of the proceeds from sales of Worthy Community II Bonds to provide working capital for our company until such time as our revenues are sufficient to pay our operating expenses.

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Until sufficient proceeds have been received by us from the sale of Worthy Community II Bonds in this offering we will rely on advances from our parent as to which we have no assurances. WFI is not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in this offering. If we do not raise sufficient funds in this offering or if our parent declines to make advances to us, we will not be able to implement our business plan, or may have to cease operations altogether. We will not be paying back any of the funds advanced to us by WFI and therefore there is no interest rate or maturity associated with such advances.

Recent Developments

COVID-19

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease 2020 (COVID-19) which in March 2020, has been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows.

Possible areas that may be affected include, but are not limited to, higher redemption rate of holders of the Worthy Community II Bonds, a decline in the demand for loans by potential borrowers or higher default rates by borrowers, and unavailability of professional services and other resources. In addition, the employees of affiliated companies that provide services to us could be medically or mentally affected by the pandemic and may be required to work remotely. This situation could cause of reduction in productivity or the inability to complete critical tasks for the Company.

The entire actual effects of the spread of COVID-19 are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of COVID-19, if it continues, may cause an overall decline in the economy as a whole and therefore may materially harm our business, results of operations and financial condition

As of the date of this filing, the Company has not experienced significant impact related to the COVID-19 pandemic.

Plan of Operations

We are a newly organized company and since inception have worked on organizational and development matters. In November 2020, WFI contributed funds to us to pay our operating expenses. We have not generated any revenues and we are dependent on the proceeds from this offering and advances from WFI to provide funds to implement our business model. The Company will not be paying back to WFI, any of the contributions made to the Company by WFI, therefore there is no interest rate or maturity associated with such contributions by WFI.

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Upon qualification of this Offering, we will be accruing the reimbursement amount due to Worthy Management under the Management Services Agreement until the Company can make reimbursement payments to Worthy Management from approximately 5% of the proceeds of this offering and distributions from Worthy Lending IV, LLC, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending IV), which reimbursement payments will be made in advance on a monthly basis.

General

For the twelve months following the commencement of the offering, we will seek to sell our Worthy Community II Bonds and invest the proceeds in asset-based business loans and other permissible activities in accordance with our business model.

In order to operate our Company for 12 months, we estimate that $3,500,000 in funds will be required. The source of such funds is anticipated to be approximately 5% of the net proceeds from our sales of Worthy Community II Bonds in this offering and the remaining amount is expected to come from distributions from Worthy Lending IV, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending IV). If we fail to generate $25,000,000 from our sales of Worthy Community II Bonds, we may not be able to fully carry out our plan of operations.

We plan to start making loans and investments and acquiring interests in real estate in accordance with our business model as we receive funds from selling the Worthy Community II Bonds in this offering through the efforts of the principals of the Company and through a network of referral sources including professional and business advisers, commercial banks and Chambers of Commerce and other business and trade organizations. The loans will not be referred to the Company by WFI. The Company currently does not have any contracts with third parties related to the services it intends to provide. The Company plans to enter into agreements with third parties to provide services related to our online web lending and marketing as well as systems that automate the servicing of our loan portfolio once the Company begins making loans in accordance with our business model.

Specific Plan of Operations and Milestones

Our plan of operations over the next 12-month period is as follows, assuming the sale of 25%, 50%, 75% and 100% of Worthy Community II Bonds in this offering for cash, and does not include offering expenses of this offering of $100,000:

	If 25% of Worthy Community II Bonds Sold for Cash	If 50% of Worthy Community II Bonds Sold for Cash	If 75% of Worthy Community II Bonds Sold for Cash	If 100% of Worthy Community II Bonds Sold for Cash
Gross Proceeds(1)	$18,720,000	$37,440,000	$56,160,000	$74,880,000

Providing Loans to Small Businesses	$11,132,000	$22,364,000	$33,596,000	$44,828,000
Providing Loans to Other Borrowers(2)	$1,872,000	$3,744,000	$5,616,000	$7,488,000
Acquiring Interest in Real Estate	$936,000	$1,872,000	$2,808,000	$3,744,000
Make Investments(3)	$3,744,000	$7,488,000	$11,232,000	$14,976,000
Working Capital and General Corporate Purposes	$936,000	$1,872,000	$2,808,000	$3,744,000
Total Use of Net Proceeds (4)	$18,620,000	$37,340,000	$56,060,000	$74,780,000

(1) Gross proceeds do not include a deduction of offering expenses of this offering of $100,000.

(2) “Other Borrowers” includes real estate developers.

(3) “Investments” include primarily liquid securities and publicly traded debt securities guaranteed by government agencies.

(4) Total Use of Net Proceeds accounts for the deduction of offering expenses of this offering of $100,000.

During the next 12 months, we intend to, among other things, have the 1-A declared qualified and start receiving net proceeds from this offering and pay the expenses of this offering with the net proceeds of this offering.

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For the next 12 months, we plan to:

Loans to Small Businesses

We plan to provide loans to small businesses. The expense of doing so will range from $600,000 to $2,400,000, depending upon the success of the offering. If 25% of Worthy Community II Bonds are sold for net proceeds of $18,620,000 during this time period, we intend to provide $11,132,000 in loans to small businesses. If 50% of Worthy Community II Bonds are sold for net proceeds of $37,340,000 we intend to provide $22,364,000 in loans to small businesses. If 75% of Worthy Community II Bonds are sold for net proceeds of $56,060,000 we intend to provide $33,596,000 in loans to small businesses. Finally, if 100% of Worthy Community II Bonds are sold for net proceeds of $74,780,000 we intend to provide $44,828,000 in loans to small businesses.

Loans to Other Borrowers

We also intend to provide loans to other borrowers such as real estate developers, and the expense of doing so will range from $100,000 to $400,000, depending upon the success of the offering. If 25% of Worthy Community II Bonds are sold for net proceeds of $18,620,000 during this time period, we intend to provide $1,872,000 in loans to other borrowers. If 50% of Worthy Community II Bonds are sold for net proceeds of $37,340,000 we intend to provide $3,744,000 in loans to other borrowers. If 75% of Worthy Community II Bonds are sold for net proceeds of $56,060,000 we intend to provide $5,616,000 in loans to other borrowers. Finally, if 100% of Worthy Community II Bonds are sold for net proceeds of $74,780,000 we intend to provide $7,488,000 in loans to other borrowers.

Acquiring Interests in Real Estate

If we are able to raise sufficient funds in this offering during this time period, we intend to start acquiring interests in real estate, and the expense of doing so will range from $50,000 to $200,000, depending upon the success of the offering. If 25% of Worthy Community II Bonds are sold for net proceeds of $18,620,000 during this time period, we intend to acquire interests in real estate in the amount of $936,000. If 50% of Worthy Community II Bonds are sold for net proceeds of $37,340,000 we intend to acquire interests in real estate in the amount of $1,872,000. If 75% of Worthy Community II Bonds are sold for net proceeds of $56,060,000 we intend to acquire interests in real estate in the amount of $2,808,000. Finally, if 100% of Worthy Community II Bonds are sold for net proceeds of $74,780,000 we intend to acquire interests in real estate in the amount of $3,744,000.

Making Investments

If we are able to raise sufficient funds in this offering during this time period, we intend to start making investments such as primarily liquid securities and publicly traded debt securities guaranteed by government agencies, and the expense of doing so will range from $200,000 to $800,000, depending upon the success of the offering. If 25% of Worthy Community II Bonds are sold for net proceeds of $18,620,000 during this time period, we intend to make investments in the amount of $3,744,000. If 50% of Worthy Community II Bonds are sold for net proceeds of $37,340,000 we intend to make investments in the amount of $7,488,000. If 75% of Worthy Community II Bonds are sold for net proceeds of $56,060,000 we intend to make investments in the amount of $11,232,000. Finally, if 100% of Worthy Community II Bonds are sold for net proceeds of $74,780,000 we intend to make investments in the amount of $14,976,000. We will not make any investments in securities issued by companies that are affiliated with us.

Milestones

Our anticipated timeline for reaching the significant milestones in our plan of operations and the costs associated with our plan are set forth below:

May 2021 to July 2021:

●	We expect to sell $14,976,000 of Worthy Community II Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the Worthy Community II Bonds, we plan to meet with groups whose members may be potential purchasers of our Worthy Community II Bonds and we estimate the costs of this to be $20,000.
●	We anticipate and intend to enter into agreements with third parties to provide services related to our online web lending and marketing as well as systems that automate the servicing of our loan portfolio once the Company begins making loans in accordance with our business model, and we estimate the costs of this to be $15,000.
●	We anticipate and intend to start making loans to small business, and we estimate the costs of this to be $179,711.
●	We anticipate and intend to make loans to other borrowers and we estimate the costs of this to be $29,952.
●	We anticipate and intend to acquire interests in Real Estate and we estimate the costs of this to be $14,976.
●	We anticipate and intend to make investments and we estimate the costs of this to be $59,904.

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August 2021 to October 2021:

●	We expect to sell $17,971,200 of Worthy Community II Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the Worthy Community II Bonds, we plan to meet with groups whose members may be potential purchasers of our Worthy Community II Bonds and we estimate the costs of this to be $20,000.
●	We anticipate and intend to enter into agreements with third parties to provide services related to our online web lending and marketing as well as systems that automate the servicing of our loan portfolio once the Company begins making loans in accordance with our business model, and we estimate the costs of this to be $15,000.
●	We anticipate and intend to start making loans to small business, and we estimate the costs of this to be $215,653.
●	We anticipate and intend to make loans to other borrowers and we estimate the costs of this to be $35,942.
●	We anticipate and intend to acquire interests in Real Estate and we estimate the costs of this to be $17,971.
●	We anticipate and intend to make investments and we estimate the costs of this to be $71,885.

November 2021 to January 2022:

●	We expect to sell $20,966,400 of Worthy Community II Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the Worthy Community II Bonds, we plan to meet with groups whose members may be potential purchasers of our Worthy Community II Bonds and we estimate the costs of this to be $20,000.
●	We anticipate and intend to enter into agreements with third parties to provide services related to our online web lending and marketing as well as systems that automate the servicing of our loan portfolio once the Company begins making loans in accordance with our business model, and we estimate the costs of this to be $15,000.
●	We anticipate and intend to start making loans to small business, and we estimate the costs of this to be $251,595.
●	We anticipate and intend to make loans to other borrowers and we estimate the costs of this to be $41,932.
●	We anticipate and intend to acquire interests in Real Estate and we estimate the costs of this to be $20,966.
●	We anticipate and intend to make investments and we estimate the costs of this to be $83,866.

February 2022 to April 2022:

●	We expect to sell $20,966,400 of Worthy Community II Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the Worthy Community II Bonds, we plan to meet with groups whose members may be potential purchasers of our Worthy Community II Bonds and we estimate the costs of this to be $20,000.
●	We anticipate and intend to enter into agreements with third parties to provide services related to our online web lending and marketing as well as systems that automate the servicing of our loan portfolio once the Company begins making loans in accordance with our business model, and we estimate the costs of this to be $15,000.
●	We anticipate and intend to start making loans to small business, and we estimate the costs of this to be $251,595.
●	We anticipate and intend to make loans to other borrowers and we estimate the costs of this to be $41,932.
●	We anticipate and intend to acquire interests in Real Estate and we estimate the costs of this to be $20,966.
●	We anticipate and intend to make investments and we estimate the costs of this to be $83,866.

Until sufficient proceeds have been received by us from the sale of Worthy Community II Bonds we will rely on advances from our parent as to which we have no assurances. There can also be no assurances that we will be able to receive our desired amount of proceeds or any proceeds from this offering.

Worthy Fintech Platform

WFI has developed technology solutions, including the Worthy App and the Worthy Website, that facilitate the purchase of Worthy Community II Bonds and provide information on accounts of the Worthy Bond investors. We refer to these as the “Worthy Fintech Platform.” These solutions have been expanded to offer the same technology solutions to purchasers of our bonds. We will pay a license fee to WFI in the amount of $10 per active user per year; provided that such amount will be subject to periodic review and modification. The term “active user” means an individual or entity that has registered on the Worthy Fintech Platform (provided name and email) and purchased at least one Worthy Community II Bond.

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Worthy App

The Worthy App is designed to support the target market for our bonds which we believe is approximately 74 million millennials, who spend more than $600 billion a year. The Worthy App seeks to provide an easy way for our target market to micro invest including monetizing their debit card purchases, checking account linked credit card purchases and other checking account transactions by “rounding up” each purchase to the next higher dollar until the “round up” reaches $10.00 at which time the user can purchase a $10.00 Worthy Bond. The Worthy App is available via the web at worthybonds.com or for Apple iPhone users from the Apple Store and for Android phone users from Google Play.

Procedurally, Worthy App users download the application and simply link their bank account to the App. If engaging in the round-up feature, they connect their debit card or credit card to the App. Every time the user shops or completes any checking account transaction, the App automatically rounds up their purchase to the next dollar, tracks the spare change and then permits the user to use it to invest in the Worthy Community II Bonds. The user’s bank accounts are monitored and the money is transferred via ACH once the round up amounts reach $10.00. Users can also make one time or recurring purchases of Worthy Community II Bonds.

Worthy Website

The Worthy Website offers users the following features:

●	Available online directly from us. You can purchase Worthy Community II Bonds directly from us through the Worthy Website;
●	No purchase fees charged. We will not charge you any commission or fees to purchase Worthy Community II Bonds through the Worthy Website. However, other financial intermediaries, if engaged, may charge you commissions or fees;
●	Invest as little as $10. You will be able to build ownership in Worthy Community II Bonds over time by making purchases as low as $10;
●	Flexible, secure payment options. You may purchase Worthy Community II Bonds electronically or by wire transfer, and we will provide funding instructions; and
●	Manage your portfolio online. You can view your bond purchases, redemptions, interest payments and other transaction history online, as well as receive tax information and other reports.

Following your initial purchase of Worthy Community II Bonds, you can elect to participate in our auto-invest program, or the “Auto-Invest Program,” on the Worthy Website and App. This program allows you to automatically invest in additional Worthy Community II Bonds on a reoccurring basis (e.g., daily, weekly or monthly) subject to an amount and investment parameters that you designate.

Marketing

Our Bonds will be marketed through our website, on-line information sources, social networks, institutional (Colleges and universities, charities, trade associations and employers) and other marketing partner sources of introduction and referral.

Worthy Causes

The Worthy Causes program helps non-profit organizations generate contributions from “smaller” donors via the spare change “round-up” tool on the Worthy App. Donors painlessly gather and donate funds by investing the “spare change” from their daily purchases throughout the year. We believe this program will offer the following advantages:

●	Painless giving, donors support their causes without altering their lifestyle;
●	All giving is magnified by 5% interest; and
●	Supporting causes and small businesses in the process.

To participate in this program, the donor simply links a debit or credit card within the Worthy App and every time the card is used it rounds the transactions up to the next whole dollar (so, for instance, $1.57 is rounded-up to $2.00). Whenever the “rounded-up” spare change reaches $10.00, a purchase of our Worthy Community II Bonds is made. The bonds may then be donated to charitable causes, earning interest at 5% per year provided that the charity complies with new account on-boarding requirements. As an alternative to donating bonds to a charity, a bond holder could liquidate its account and contribute the proceeds from liquidation of the bonds to charitable causes. In addition to, or instead of, our round-up program, donors can also simply buy a desired number of bonds and donate them to the cause of their choice or they can set a recurring monthly amount to invest making it an easy way to contribute. Investors will not be charged any transfer fee for making contributions of Worthy Community II Bonds via the Worthy Causes program.

Operations – Management Services Agreement with Worthy Management

On November 2, 2020 we entered into a Management Services Agreement (the “Management Services Agreement”) with Worthy Management, an affiliate. Worthy Management was established in October 2019 as part of the internal reorganization of the operations of our parent, WFI. This operational restructure was undertaken as a cost-sharing effort to more efficiently utilize personnel throughout the Worthy group of companies. As a result, our executive officers and the other personnel which provide services to us are all employed by Worthy Management.

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Under the terms of the Management Services Agreement, Worthy Management agreed to provide to the Company certain management services, personnel and office facilities, including all equipment and supplies, that are reasonable, necessary or useful for the day-to-day operations of the business of the Company, subject to such written direction provided by the Company to Worthy Management.

Pursuant to the Management Services Agreement, the Company agreed to reimburse Worthy Management for the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement. There is no interest rate or maturity associated with the obligations to reimburse Worthy Management under the Management Services Agreement. The reimbursement amounts payable to Worthy Management by the Company will accrue until the Company can make reimbursement payments to Worthy Management from approximately 5% of the proceeds of this offering and distributions from Worthy Lending IV, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending IV), which reimbursement payments will be made in advance on a monthly basis.

The reimbursement amount under the Management Services Agreement, will be equal to the costs incurred by Worthy Management in paying for the staff and office expenses under the Management Services Agreement for the Company and will consist of both a to-be-determined portion of the annual salaries and employee benefits of our executive officers and the other personnel employed by Worthy Management based upon the amount of time they devote to us, as well as a pro-rata allocation of office expenses. We have not yet determined the amount of this monthly reimbursement amount as it will be based on the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement and as Worthy Management has not yet determined salary payment amounts or the benefits it’ll provide to our executive officers and the other personnel employed by Worthy Management.

There will be no fees under the Management Services Agreement.

The initial term of the Management Services Agreement will continue until the fifth anniversary of the effectiveness of such agreement and will automatically renew for successive one year terms. The Management Services Agreement can be terminated at any time upon 30 days’ prior written notice from one party to the other.

For additional information please see the Management Services Agreement, which is an exhibit to the offering statement of which this offering circular forms a part. See “Where You Can Find More Information” appearing later in this offering circular.

Employees

We do not have any full-time employees. We are dependent upon the services provided under the Management Services Agreement with Worthy Management for our operations.

Legal Proceedings

From time to time, we may become party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, nor are we aware of any threatened or pending legal proceedings, that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

Executive Offices

Worthy Management provides office space to us under the terms of the Management Services Agreement described above. As described therein, we will reimburse Worthy Management a to-be-determined portion of the total office expenses associated with this office space. This amount has not been determined as of the date of this offering circular.

Competition

We compete with other companies that lend to small businesses. These companies include traditional banks, merchant cash advance providers, and newer, technology-enabled lenders. In addition, other technology companies that lend primarily to individual consumers, such as Lending Club and Prosper Marketplace, have already begun to focus, or may in the future focus, their efforts on lending to small businesses. We seek to, but may not be able to effectively compete with such competitors.

We believe we benefit from the following competitive strengths:

We are part of the Worthy Community. The Worthy App and websites (the “Worthy FinTech Platform”) are targeted to the millennials who are part of the fastest growing segment of our population. We believe that they have a basic distrust of traditional banking institutions yet they have a need to accumulate assets for retirement or otherwise. The Worthy FinTech Platform provides for a savings and investing alternative for the millennials.

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We are part of the fast-growing online lending industry. Alternative lenders often provide a more appealing financing option to small businesses as they are usually more flexible than larger financial institutions on loan repayment terms and often approve loans much faster than banks. For example, online “peer-to-peer” lending website uses technology to meet market demand where traditional bank and institutional financing has become more difficult to obtain. Lenders often have significant cost advantages over banks, including lower overhead and the absence of branch offices and extensive sales forces. These efficiencies often make it easier for nonbanks to originate loans to borrowers whose options online were traditionally limited to banks.

We focus on an underserved banking sector. Due to higher costs, we believe that banks cannot profitably serve the small business lending market for commercial loans below $500,000. Indeed, traditional banks have been exiting the small business loan market for over a decade. We believe our small business loan program enables us to profitably participate in loans at these levels.

Strategy

Our strategy is to expand our network of online information, social networking, institutional (colleges and universities, charities, trade organizations, and employers), and other marketing partner sources of introductions and referrals to our targeted users.

No Public Market

Although under Regulation A the Worthy Community II Bonds are not restricted, Worthy Community II Bonds are still highly illiquid securities. No public market has developed nor is expected to develop for Worthy Community II Bonds, and we do not intend to list Worthy Community II Bonds on a national securities exchange or interdealer quotational system. You should be prepared to hold your Worthy Community II Bonds as Worthy Community II Bonds are expected to be highly illiquid investments.

ORGANIZATIONAL STRUCTURE

The following reflects the current organization structure of WFI:

(1)	Worthy Financial, Inc. owns 100% of the issued and outstanding capital stock of Worthy Management, Inc., Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc. and Worthy Community Bonds II, Inc.
(2)	Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc. and Worthy Community Bonds II, Inc. are each a party to a management services agreement with Worthy Management, Inc.
(3)	Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc. and Worthy Community Bonds II, Inc. own 100% of the issued and outstanding membership interests of Worthy Lending, LLC, Worthy Lending II, LLC, Worthy Lending III, LLC and Worthy Lending IV, LLC, respectively.

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MANAGEMENT

Directors and Executive Officers

The following table provides information on our current executive officers and directors:

Name	Age	Positions

Sally Outlaw	58	President, Chief Executive Officer and director
Alan Jacobs	79	Executive Vice President, Chief Operating Officer and director
Joseph D’Arelli	52	Senior Vice President and Chief Financial Officer
Jungkun (“Jang”) Centofanti	53	Senior Vice President, Chief Administrative Officer and Secretary

Sally Outlaw has served as our President, Chief Executive Officer and a member of our Board of Directors since our inception on November 2, 2020. Since 2016, she also has served as Chief Executive Officer of WFI where she engages in defining long term strategy, product development and implementing the company vision. In addition, since June 2016, Ms. Outlaw has served as Chief Executive Officer and a member of the Board of Directors of Worthy Peer Capital, Inc. where she engages in product development, customer acquisition and managing the team. Furthermore, since October 2019, she has served as the President, Chief Executive Officer and a member of the Board of Directors of Worthy Peer Capital II, Inc. and Worthy Management. Moreover, since June 30, 2020, Ms. Outlaw has served as our President, Chief Executive Officer and a member of our Board of Directors of Worthy Community Bonds, Inc. From October 2010 to December 2015 she was the president of Peerbackers LLC, which engaged in all aspects of crowd funding and provides services to help clients navigate the world of crowd finance including the capital and investment opportunities offered through The JOBS ACT. Ms. Outlaw was also president and CEO of Peerbackers Advisory LLC, formerly an inactive SEC-registered investment advisor and a wholly owned subsidiary of WFI prior to the voluntary dissolution of Peerbackers Advisory LLC on January 16, 2021. Ms. Outlaw received her B.A. in Communications and Media Studies from the University of Minnesota in 1984 and holds a Series 65 license as a Registered Investment Advisor. Ms. Outlaw brings knowledge and experience in the financial industry, which we believe will be of great value to our Company.

Alan Jacobs has served as our Executive Vice President, Chief Operating Officer and a member of our Board of Directors since inception on November 2, 2020 and serves as President of our Worthy Lending IV subsidiary. Since 2016, Mr. Jacobs has served as an executive officer and member of the Board of Directors of WFI. In addition, since June 2016, he has served as Executive Vice President, Chief Operating Officer and a member of the Board of Directors of Worthy Peer Capital, Inc. and serves as President of Worthy Lending. Furthermore, since October 2019, Mr. Jacobs has served as Executive Vice President, Chief Operating Officer and a member of the Board of Directors of Worthy Peer Capital II, Inc. and Worthy Management and serves as President of our Worthy Lending II subsidiary. Moreover, since June 30, 2020, he has served as Executive Vice President, Chief Operating Officer and a member of the Board of Directors of Worthy Community Bonds, Inc. and serves as President of our Worthy Lending III subsidiary. For more than the past five years he has been engaged as a business consultant for various early stage companies. From 2016 to 2018 Mr. Jacobs was the Founder and President of CorpFin Management Group where he was focused on business development, strategic planning and corporate management. From September 2014 to December 2015, Mr. Jacobs was associated with ViewTrade Securities, a FINRA registered broker-dealer where he was focused on advisory and corporate services. Prior to that time and for more than 30 years, Mr. Jacobs was associated with several FINRA registered broker-dealers including Ladenburg Thalman, Josephthal & Company, and Capital Growth Securities. Mr. Jacobs received his bachelor’s degree from Franklin and Marshall College in 1963 and law degree from Columbia University in 1966. He was also president of Wheelchair Fitness Inc. and director of business development of SSTI, Inc. from 2015 to 2018. Mr. Jacobs brings knowledge and experience in the financial industry, which we believe will be of great value to our Company,

Joseph D’Arelli has served as our Senior Vice President and Chief Financial Officer since inception on November 2, 2020. He also serves as a Senior Vice President of our Worthy Lending IV subsidiary. In addition, since August 2018, Mr. D’Arelli has served as Worthy Lending’s Executive Vice President and Chief Operating Officer. Furthermore, since October 2019, he has served as Senior Vice President and Chief Financial Officer of Worthy Peer Capital II, Inc. and Worthy Management and serves as a Senior Vice President of Worthy Lending II. Moreover, since June 30, 2020, he has served as our Senior Vice President and Chief Financial Officer of Worthy Community Bonds, Inc. and serves as a Senior Vice President of our Worthy Lending III subsidiary. Mr. D’Arelli has over 25 years of experience in public accounting, including partnership and senior management positions, and he has extensive experience in auditing public and private companies in such industries as waste management, financial services; broker/dealers; distribution and technology companies, which we believe will be of great value to our Company. From June 2018 until joining Worthy Lending, Mr. D’Arelli was self-employed, providing business advisory and accounting consulting services. From November 2016 until June 2018, Mr. D’Arelli was employed by Attis Industries, Inc. (Nasdaq: ATIS) serving as Chief Financial Officer (November 2016 until April 2017) and SEC Compliance Director (April 2017 until June 2018). From October 2012 until May 2016 he was a partner/shareholder at D’Arelli Pruzansky, P.A., formerly a PCAOB registered accounting firm (the firm voluntarily withdrew as a member of the PCAOB. On March 29, 2018). He continues his affiliations with the American Institute of Certified Public Accountants (AICPA), New York State Society of Certified Public Accountants (NYSSCPA), Florida Institute of Certified Public Accountants (FICPA), and is a Certified Public Accountant in the state of Florida. Mr. D’Arelli received a Bachelor’s Degree in Accounting from St. John’s University in 1992.

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Jungkun (“Jang”) Centofanti has served as our Senior Vice President, Chief Administrative Officer and Secretary since inception on November 2, 2020. She is also Senior Vice President and Chief Administrative Officer of Worthy Lending IV, LLC. Since January 2017, Ms. Centofanti has served as Vice President of Operations of our parent, WFI. Since August 2018, she has served as the Senior Vice President and Chief Administrative Officer of Worthy Lending, LLC. Since October 2019, Ms. Centofanti has served as Senior Vice President, Chief Administrative Officer and Secretary of Worthy Peer Capital II, Inc. and Worthy Management and also has served as the Senior Vice President and Chief Administrative Officer of Worthy Lending II, LLC. Since June 30, 2020, she has served as the Senior Vice President, Chief Administrative Officer and Secretary of Worthy Community Bonds, Inc. and also has served as the Senior Vice President and Chief Administrative Officer of Worthy Lending III, LLC. Ms. Centofanti has more than 25 years of operational and management experience, which we believe will be of great value to our Company. From September 2016 to July 2018 she was Senior Vice President of CorpFin Management Group, a South Florida-based business development and strategic planning company where she handled all aspects of administration, and from January 2017 to July 2018 she served as Vice President of Wheelchair Fitness Solution Inc. Prior to joining CorpFin Management Group, from 2011 to June 2015 she was Administrative and Customer Service Manager for DU20 Holistic Oasis, and from 2004 until 2010 she was Preschool Director for Hazel Crawford School, both South Florida-based companies. Ms. Centofanti received an Associate of Science in Fashion Marketing and Business from the Art Institute of Fort Lauderdale in 1989.

The term of office of each director is until the next annual election of directors and until a successor is elected and qualified or until the director’s earlier death, resignation or removal. Officers are appointed by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any of the executive officers and directors.

Involvement in Certain Legal Proceedings

On September 30, 2016, the SEC issued an Order Instituting Cease-and-Desist Proceedings under Administrative Proceeding File No. 3-17605 pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order (collectively, the “Order”) against D’Arelli Pruzansky, P.A. (the “Firm”), Joseph D’Arelli, CPA, and Mitchell Pruzansky, CPA (collectively, the “Respondents”). Respondents consented to the Order pursuant to Offers of Settlement, accepted by the SEC, pursuant to which Respondents neither admitted nor denied the findings in the Order. During a PCAOB inspection in July 2015, the Firm was informed that it had failed to comply with the SEC’s partner rotation requirements because Mr. D’Arelli and Mr. Pruzansky performed quarterly reviews after being the lead audit partner for five consecutive audits, with respect to two issuer audit clients. In August 2015, the Firm reviewed all of its engagements and self-reported instances of such rotation issues regarding additional issuer audit clients. Respondents were ordered to cease and desist from committing or causing any violations and any future violations of Sections 10A(j) and 13(a) of the Securities Exchange Act of 1934 and Rules 10A-2 and 13a-13 thereunder and to pay the SEC, jointly and severally, a civil penalty of $50,000.

Other than the foregoing, no executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

CONFLICTS OF INTEREST

We are subject to a number of conflicts of interest arising out of our relationship with WFI and its subsidiaries, including the following:

●	WFI is our parent company and our sole shareholder. WFI is also the sole shareholder of Worthy Management, Worthy Peer Capital 1, Inc., Worthy Peer Capital II, Inc., and Worthy Community Bonds, Inc. Accordingly, its executive officers and directors have fiduciary obligations to a number of entities;

●	Worthy Peer Capital I, Inc.’s, Worthy Peer Capital II, Inc.’s and Worthy Community Bonds, Inc. business is similar to ours and we may be competing for borrowers with them;

●	our executive officers and directors are also executive officers and directors of Worthy Peer Capital I, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc. and Worthy Management and they do not devote all of their time and efforts to our company; and

●	the terms of the Management Services Agreement with Worthy Management were not negotiated on an arms-length basis and the amounts to be reimbursed thereunder will be equal to the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement, will be determined by our executive officers and directors who are also executive officers and directors of Worthy Management notwithstanding that they are executive officers and directors of both our Company and Worthy Management.

There are no assurances that any conflicts which may arise will be resolved in our favor. In addition, as a bondholder you have no right to vote upon or receive notice of any corporate actions we may undertake which you might otherwise have if you owned equity in our company.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers will not be separately compensated by us. As described earlier in this offering statement under “Management – Management Services Agreement with Worthy Management,” Under the terms of the Management Services Agreement, Worthy Management agreed to provide to the Company certain management services, personnel and office facilities, including all equipment and supplies, that are reasonable, necessary or useful for the day-to-day operations of the business of the Company, subject to such written direction provided by the Company to Worthy Management. Pursuant to the Management Services Agreement, the Company agreed to reimburse Worthy Management for the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement. There is no interest rate or maturity associated with the obligations to reimburse Worthy Management under the Management Services Agreement. The reimbursement amounts payable to Worthy Management by the Company will accrue until the Company can make reimbursement payments to Worthy Management from approximately 5% of the proceeds of this offering and distributions from Worthy Lending IV, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending IV), which reimbursement payments will be made in advance on a monthly basis. The reimbursement amount under the Management Services Agreement, will be equal to the costs incurred by Worthy Management in paying for the staff and office expenses under the Management Services Agreement for the Company and will consist of both a to-be-determined portion of the annual salaries and employee benefits of our executive officers and the other personnel employed by Worthy Management based upon the amount of time they devote to us, as well as a pro-rata allocation of office expenses. We have not yet determined the amount of this monthly reimbursement amount as it will be based on the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement and as Worthy Management has not yet determined salary payment amounts or the benefits it’ll provide to our executive officers and the other personnel employed by Worthy Management. Our directors will not receive additional compensation for their Board services. We do not expect that this management sharing arrangement will change in the foreseeable future.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On November 2, 2020, we entered into a Management Services Agreement (the “Management Services Agreement”) with Worthy Management, an affiliate. The terms of the Management Services Agreement with Worthy Management were not negotiated on an arms-length basis and the amounts to be reimbursed thereunder will be equal to the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement.

Under the terms of the Management Services Agreement, Worthy Management agreed to provide to the Company certain management services, personnel and office facilities, including all equipment and supplies, that are reasonable, necessary or useful for the day-to-day operations of the business of the Company, subject to such written direction provided by the Company to Worthy Management. Pursuant to the Management Services Agreement, the Company agreed to reimburse Worthy Management for the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement. There is no interest rate or maturity associated with the obligations to reimburse Worthy Management under the Management Services Agreement. The reimbursement amounts payable to Worthy Management by the Company will accrue until the Company can make reimbursement payments to Worthy Management from approximately 5% of the proceeds of this offering and distributions from Worthy Lending IV, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending IV), which reimbursement payments will be made in advance on a monthly basis.

The reimbursement amount under the Management Services Agreement, will be equal to the costs incurred by Worthy Management in paying for the staff and office expenses under the Management Services Agreement for the Company and will consist of both a to-be-determined portion of the annual salaries and employee benefits of our executive officers and the other personnel employed by Worthy Management based upon the amount of time they devote to us, as well as a pro-rata allocation of office expenses. We have not yet determined the amount of this monthly reimbursement amount as it will be based on the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement and as Worthy Management has not yet determined salary payment amounts or the benefits it’ll provide to our executive officers and the other personnel employed by Worthy Management.

There will be no fees under the Management Services Agreement.

On November 2, 2020, we issued 100 shares of our $0.001 per share par value common stock to WFI in exchange for $5,000. In November of 2020, WFI contributed $45,000 as additional paid-in capital. WFI is the sole shareholder of the Company’s common stock.

On November 2, 2020, we entered into a verbal agreement (not a written agreement) with WFI to pay a license fee to WFI in the amount of $10 per active user per year. The license fees paid by us to WFI are not used to offset the reimbursements under the Management Services Agreement. There are no other terms to such verbal agreement. In light of the fact that our agreement with WFI is a verbal contract (rather than a written contract), we and WFI are exposed to the following risks:

● the risk that we and WFI misunderstood an important term or terms of the contract, such as how much was to be paid or what services were to be performed;

● the risk that we and WFI will have a dispute regarding what was agreed to because we and WFI are only relying on memory; and

● the risk that a court will not enforce the contract because we and WFI may not be able to prove the existence of the contract or its terms.

If a dispute arises under our verbal agreement with WFI and a court is not willing to enforce the terms of such verbal agreement in our favor, this outcome could adversely affect our business, results of operations, financial condition, and future growth.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At May 27, 2021, the Company had 100 shares of our common stock issued and outstanding which are held by WFI. The following table sets forth information regarding the beneficial ownership of WFI’s common stock by:

●	each person known by us to be the beneficial owner of more than 5% of its common stock;

●	each of its directors;

●	each of its named executive officers; and

●	WFI’s named executive officers and directors as a group.

As of May 27, 2021, there are 2,775,888 shares of WFI’s common stock issued and outstanding. Unless specified below, the business address of each of WFI’s stockholders is c/o One Boca Commerce Center, 551 NW 77th Street, Suite 212, Boca Raton, Florida 33487. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of WFI’s common stock outstanding on that date and all shares of its common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of WFI’s common stock owned by them, except to the extent that power may be shared with a spouse.

	Common Stock
Name and Address of Beneficial Owner	Shares	%
Sally Outlaw	1,073,196	38.7%
Alan Jacobs	544,742	19.6%
Jungkun (“Jang”) Centofanti (1)	112,532	3.9%
Joseph D’Arelli (2)	17,732	*
Todd Lazenby (3)	20,000	*
Dara Albright (3)	20,000	*
Stefanie Crowe (3)	20,000	*
All WFI officers and directors as a group (seven persons) (1)(2)(3)	1,808,202	65.1%
Pohlman Living Trust (4)	200,000	7.2%
Jack W. Richards and Susan Richards	380,712	13.7%

(1)	Includes 70,932 shares issuable upon the exercise of vested stock options.

(2)	Includes 17,732 shares issuable upon the exercise of vested stock options.

(3)	Non-executive member of WFI’s Board of Directors.

(4)	Dr. Randolph H. Pohlman holds voting and dispositive control over securities held of record by the trust.

*Equal to or less than 1%.

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DESCRIPTION OF THE WORTHY COMMUNITY II BONDS

Worthy Community II Bonds

General. We may offer Worthy Community II Bonds, with a total value of up to $75 million on a continuous basis, under this offering circular. The Worthy Community II Bonds will be offered in increments of $10.00. We will not issue more than $75 million of Worthy Community II Bonds pursuant to this offering circular in any 12-month period.

Maturity. The Worthy Community II Bonds have no maturity date.

Interest. Compound interest shall accrue on the Outstanding Principal Balance at the fixed interest rate of 5% per annum from the date that the purchase funds have cleared. Interest shall be computed on the basis of a year consisting of 360 days, with interest credited daily to the payee’s account consisting of the same daily amount regardless of the actual number of days in such month. Upon credit of the interest to payee’s account, the interest shall be deemed paid in full. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts.

Repayment on Demand of Holder. Except as otherwise provided herein, the Worthy Community II Bonds are subject to repayment at the demand of bond holders at any time. The bond holder has the right to cause the Company to repay the bond upon five (5) days’ notice and the outstanding principal balance together with the interest earned through the repurchase date will be credited to the bondholder’s account within five (5) business days. If a bondholder holds Worthy Community II Bonds issued by the Company in the aggregate a principal amount greater than $50,000, the bondholder may not exercise its right to cause the Company to repurchase in excess of $50,000 of the Worthy Community II Bonds for a period of at least twelve months from the date of purchase.

Redemption by Company. Each Worthy Community II Bond is redeemable by us at any time at par value plus any accrued but unpaid interest up to but not including the date of redemption. The Worthy Community II Bonds are redeemable upon five (5) days’ notice by the Company to the bond holder and the outstanding principal balance together with the interest will be credited to the bond holder’s account within five (5) business days following the redemption date.

Security; Ranking; Sinking Fund. The Worthy Community II Bonds will be general unsecured obligations, and will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the Worthy Community II Bonds by their terms. We may issue secured debt in our sole discretion without notice to or consent from the holders of Worthy Community II Bonds. There is no sinking fund.

Fees. Worthy Community II Bond investors are not charged a servicing fee for their investment, but you may be charged a transaction fee if your method of payment requires us to incur an expense. The transaction fee will be equal to the amount that the Company will be charged by the payment processor. Other financial intermediaries, however, if engaged by you, may charge you commissions or fees.

Form and Custody. Worthy Community II Bonds will be issued by computer-generated program on our website and electronically signed by us in favor of the investor. The Worthy Community II Bonds will be stored by us and will remain in our custody for ease of administration with a copy available in investor’s Bond account.

Transfer. The Worthy Community II Bonds are transferable except a servicing fee of up to 1% may be charged for the transfer of Worthy Community II Bonds to third parties, which charge would only be made against accrued interest.

Conversion or Exchange Rights. The Worthy Community II Bonds are not convertible or exchangeable into any other securities.

Events of Default. The following will be events of default under the Worthy Community II Bonds:

●	if we fail to pay interest when due and our failure continues for 90 days;
●	if we fail to pay the principal, or premium, if any, when due whether by demand of a bond holder or by our redemption; and
●	if we cease operations, file, or have an involuntary case filed against us, for bankruptcy, are insolvent or make a general assignment in favor of our creditors.

The occurrence of an event of default of Worthy Community II Bonds may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default may constitute an event of default under certain of our other indebtedness outstanding from time to time.

No Personal Liability of Directors, Officers, Employees and Shareholders. No incorporator, shareholder, employee, agent, officer, director, affiliate or subsidiary of ours will have any liability for any obligations of ours due to the issuance of any Worthy Community II Bonds.

Assets and Income from Operating Subsidiary. As Worthy Lending IV is a wholly owned subsidiary of the Company, we expect that the loans and other assets of Worthy Lending IV, and the returns from the operations of such loans and assets, will generally remain available to support and fund the payment obligations of the Company with respect to the Worthy Community II Bonds. While there is no formal security agreement in place with respect to these loans and other assets within Worthy Lending IV (and while any current and future creditors of Worthy Lending IV may also have recourse to the assets of the entity), as the Company is the sole member of Worthy Lending IV we expect that the Company will retain the right at any time to cause the distribution of available funds from Worthy Lending IV up to the Company so that the Company may meet such payment obligations.

Governing Law.

Worthy Community II Bonds and the Worthy Community II Bond Investor Agreement will be governed and construed in accordance with the laws of the State of Florida.

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Arbitration.

Pursuant to the terms of the Worthy Community II Bond Investor Agreement, the holders of Worthy Community II Bonds and the Company will agree to (i) resolve disputes of the holders of Worthy Community II Bonds through binding arbitration or small claims court, instead of through courts of general jurisdiction or through a class action and (ii) waive the right to a trial by jury and to participate in any class action, except in cases that involve personal injury.

Pursuant to the terms of the Worthy Community II Bond Investor Agreement, if a holder of Worthy Community II Bonds does not agree to the terms of the arbitration provision, the holder of Worthy Community II Bonds may opt-out of the arbitration provision by sending an arbitration opt-out notice to the Company within thirty (30) days of the holder’s first electronic acceptance of the Worthy Community II Bond Investor Agreement. If the opt-out notice is not received within thirty (30) days, the holder of Worthy Community II Bonds will be deemed to have accepted all terms of the arbitration provision, including the class action and jury waiver. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers.

As arbitration provisions in commercial agreements have generally been respected by federal courts and state courts of Florida, we believe that the arbitration provision in the Worthy Community II Bond Investor Agreement is enforceable under federal law and the laws of the State of Florida. Although holders of Worthy Community II Bonds will be subject to the arbitration provisions of the Worthy Community II Bond Investor Agreement, the arbitration provisions do not preclude holders of Worthy Community II Bonds from pursuing claims under the Exchange Act and Securities Act in federal courts. THE ARBITRATION PROVISION OF THE WORTHY COMMUNITY II BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY COMMUNITY II BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE ARBITRATION PROVISION OF THE WORTHY COMMUNITY II BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Jury Trial and Class Action Waivers.

The Worthy Community II Bond Investor Agreement provides that, to the extent permitted by law, each party to the Worthy Community II Bond Investor Agreement waives the right to a jury trial or class action of any claim they may have against us arising out of or relating to our Worthy Community II Bonds or the Worthy Community II Bond Investor Agreement. If we were to oppose a jury trial or class action demand based on such waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial or class action. The bondholders of Worthy Community II Bonds will be subject to these provisions of the Worthy Community II Bond Investor Agreement to the extent permitted by applicable law. THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION CONTAINED IN THE WORTHY COMMUNITY II BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY COMMUNITY II BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE JURY WAIVER AND CLASS ACTION WAIVER PROVISIONS OF THE WORTHY COMMUNITY II BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers.

Exclusive Forum Provision

Section 7.4 of our Bylaws provides that “[u]nless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Act, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Florida is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.”

This provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

This choice of forum provision may limit a bondholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our Bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Fee Shifting Provision

Section 7.4 of our Bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.”

In the event you initiate or assert a claims against us, in accordance with the dispute resolution provisions contained in our Bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY COMMUNITY II BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

The form of Worthy Community II Bond is filed as an exhibit to the offering statement of which this offering circular forms a part. See “Where You Can Obtain More Information” appearing later in this offering statement.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

We were organized under the laws of the State of Florida and are subject to the Florida Business Corporation Act, or the “FBCA.” Subject to the procedures and limitations stated therein Section 607.0831 of the FBCA provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act, regarding corporate management or policy, by a director unless (a) the director breached or failed to perform his duties as a director and (b) the director’s breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the liability provisions of Section 607.0834 of the FBCA, relating to a director’s liability for voting in favor of or assenting to an unlawful distribution, are applicable; (iv) in a proceeding by, or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton or willful disregard of human rights, safety or property.

Subject to the procedures and limitations stated therein, Section 607.0850(1) of the FBCA empowers a Florida corporation, such as us, to indemnify any person who was or is a party to any proceeding (other than any action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the FBCA also empowers a Florida corporation, such as us, to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Pursuant to our Articles of Incorporation, to the fullest extent permitted by the FBCA, the Company shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Company; (ii) is or was serving at the request of the Company as a director of another corporation, provided that such person is or was at the time a director of the Company or (ii) is or was serving at the request of the Company as an officer of another corporation, provided that such person is or was at the time a director of the Company or a director of such other corporation, serving at the request of the Company. Unless otherwise expressly prohibited by the FBCA, and except as otherwise provided in the previous sentence, the Board of Directors of the Company shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Company as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

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Our Bylaws provide the Company with the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Further, our Bylaws provide the Company with the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Further, our Bylaws provide that to the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

Further, our Bylaws provide that any indemnification provided by the Company, unless pursuant to a determination by a court, shall be made by the Company only as authorized in the specific case upon determination that such indemnification is proper, to be made by the Board of Directors of the Company, by independent legal counsel or by shareholder vote.

The indemnification provided pursuant to Section 607.0850 of the FBCA, our articles of incorporation and our Bylaws provide, are not exclusive, and the Company may, as applicable, provide additional indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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PLAN OF DISTRIBUTION

We are offering up to $75 million of our Worthy Community II Bonds pursuant to this offering circular. Worthy Community II Bonds being offered hereby will only be offered through the Worthy Website at www.worthybonds.com or through the Worthy App which may be downloaded for free from the Apple Store or from Google Play. This offering circular will be furnished to prospective investors before or at the time of all written offers and will be available for viewing on our website, as well as on the SEC’s website at www.sec.gov. Set forth below is the procedure for subscribing to purchase Worthy Community II Bonds:

Establishing a Worthy Community II Bonds Account on the Worthy Website

The first step to being able to purchase Worthy Community II Bonds is to set up an account, which we refer to as a “Worthy Community II Bonds Account.” In order to set up a Worthy Community II Bonds Account, you need to do the following:

●	if you are an individual, you will need to establish a Worthy Community II Bonds Account through the Worthy Website or App by registering and providing your name, email address, social security number, the type of account and other specified information;
●	if you are subscribing for the Worthy Community II Bonds as a corporation, limited liability company, partnership, or other entity, the entity will need to establish a Worthy Community II Bonds Account through the Worthy Website by registering and providing the name of the organization, the type of organization, email address, tax identification number, type of account and other specified information; and
●	in either case, you must agree to our terms of use and privacy policy which provide for the general terms and conditions of using the Worthy Website and other applicable terms and conditions.

By subscribing for Worthy Community II Bonds, you will be consenting to receiving all notifications required by law or regulation or provided for by the Worthy Website electronically at your last electronic address you provided to us.

After you have successfully registered with the Worthy Website or App, you may view the Worthy Community II Bond offering circular and related documents. Please note that you are not obligated to submit a subscription for any Worthy Community II Bonds simply because you have registered on the Worthy Website.

If you have difficulty opening an account or otherwise using the Worthy Website, you may use the live help button on the website or the App to connect with a customer service representative. Customer service representatives will help you with technical issues related to your use of the Worthy Website. However, customer service representatives will not provide you with any investment advice, nor how much to invest in Worthy Community II Bonds, or the merits of investing or not investing in Worthy Community II Bonds.

Establishing an Account Using the Worthy App

Procedurally, Worthy App users register on the application via the worrthybonds.com website or via the mobile App, which may be downloaded for free from the Apple Store or from Google Play and simply link to their bank account. Whenever users want to buy a bond they click the “Buy Bonds” button to purchase. If they would like to purchase via their spare change round-ups they can also link a debit card or credit card to the App for this purpose. If the round-up feature is engaged, every time the user shops or completes any checking account transaction, the App automatically rounds up their purchase to the next dollar, tracks the spare change and then permits the user to use it to invest in the Worthy Community II Bonds. The user’s linked bank account is monitored and the money is transferred via ACH once the round up amounts reach $10.00. Users can make one time or recurring purchases of Worthy Community II Bonds.

Subscribing for Worthy Community II Bonds

Once you have opened a Worthy Community II Bond Account, in order for you to complete a subscription for Worthy Community II Bonds, you must first provide funds. We will instruct you on how to do so. You may then submit purchase orders by:

●	indicating the amount of Worthy Community II Bonds that you wish to purchase;
●	reviewing the applicable offering circular for Worthy Community II Bonds, including the Form of Bond;
●	submitting a subscription order by clicking the “Buy Bonds” button; and
●	reviewing the subscription to ensure accuracy, checking the box to confirm accuracy and confirming the subscription by clicking the confirmation button.

You will not be able to subscribe for a Worthy Community II Bond unless you have completed all of the above steps.

Once you submit a subscription to the Worthy Website, your subscription will constitute an offer to purchase Worthy Community II Bonds. For purposes of the electronic order process at the Worthy Website, the time as maintained on the website will constitute the official time of a subscription.

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As part of these terms and conditions to subscribe to purchase Worthy Community II Bonds, you will be required to certify to us that:

●	you will have had the opportunity to view this offering circular and any offering circular supplement each time you purchase Worthy Community II Bonds;
●	if you are an individual investor, your subscription is submitted for and on behalf of your account;
●	if you are an organization, your subscription has been submitted by an officer or agent who is authorized to bind the organization; and
●	you had the opportunity to review the Worthy Community II Bond Investor Agreement, meet the qualifications to subscribe for Worthy Community II Bonds and agree to be legally bound by the terms and conditions of the agreement.

Your subscription and all other consents submitted through the Worthy Website are legal, valid and enforceable contracts. We are not providing any investment or tax advice to subscribers of Worthy Community II Bonds. We are not a broker dealer or investment adviser. The Worthy Community II Bonds may not be a suitable investment for you, even if you qualify to purchase Worthy Community II Bonds. Moreover, even if you qualify to purchase Worthy Community II Bonds and place a subscription, you may not receive an allocation of Worthy Community II Bonds for any number of reasons.

Minimum and Maximum Investment Amount

The minimum investment amount per subscriber in this offering is $10. There is no maximum investment amount per subscriber in this offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Worthy Community II Bonds on a best efforts basis. As there is no minimum offering amount, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Worthy Community II Bond Rewards Program

The Company has created the Worthy Community II Bond Rewards Program (“Bond Rewards Program”) to provide (i) investors (each a “Referror”) who meet eligibility standards set forth herein the opportunity to receive Worthy Community II Bonds as a thank you for referring a friend or family member to open an account on the Worthy Fintech Platform to join the Worthy community and (ii) new members of the Worthy community (each a “Referree”) who meet eligibility standards set forth herein the opportunity to receive Worthy Community II Bonds as a thank you for opening an account on the Worthy Fintech Platform as a result of an eligible referral. Each eligible Referror and eligible Referree will be entitled to receive an award of one Worthy Community II Bond valued at $10.00 each (each a “Bond Reward”) per eligible referral, subject to a limitation of 50 Worthy Community II Bonds per Referror account and Referree account per calendar year. Bond Rewards will be fulfilled through Worthy Community II Bonds issued under the offering statement of which this offering circular forms a part.

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Bond Rewards

A Bond Reward will be made to each an eligible Referror and eligible Referree to receive one Worthy Community II Bond valued at $10.00 each per eligible referral for which an eligible Referror refers an eligible Referree as a result of which the Referree has opened a qualifying account using a unique referral link designated to the Referror (the “Referral Offer”). The Referree would not be required to fund his or her account on the Worthy Fintech Platform in order for the Referror and the Referree to each receive a Bond Reward. In other words, the Referree would not be required to purchase a Worthy Community II Bond in order for the Referror and the Referree to each receive a Bond Reward. The Worthy Community II Bond will be awarded at the account level. We will generally process a Bond Reward for a Referral Offer and deposit the Worthy Community II Bond issued pursuant to the Bond Reward in such Referror’s account and Referree’s account within 15 days following the date the Referree opens a qualifying account with the unique referral link designated to the Referror. Notwithstanding the foregoing, Bond Rewards are limited to 50 Worthy Community II Bonds per Referror account and per Referree account per calendar year.

There are no expenses charged to participants in connection with Bond Rewards under the Bond Rewards Program. All costs of administering the Bond Rewards Program will be paid by us. Our Worthy Community II Bonds may not be available under the Bond Rewards Program in all states or jurisdictions. We are not making an offer to sell our Worthy Community II Bonds in any jurisdiction where the offer or sale is not permitted.

This offering circular sets forth the terms of the Bond Rewards Program. We will determine any question of interpretation arising under the Bond Rewards Program, and any such determination will be final. Any action taken by us to effectuate the Bond Rewards Program in the good faith exercise of our judgment will be binding on all parties.

Any questions regarding the Bond Rewards Program should be referred to our customer care at support@worthy.us.

Eligibility

In order for you to receive a Bond Reward as a Referror for referring a friend or family member to join the Worthy community or as a Referree for joining the Worthy community, such Referree must open an account on the Worthy Fintech Platform and must have used to open the Referree’s account the unique referral link that we assigned to the Referror. The Referree would not be required to fund his or her account on the Worthy Fintech Platform in order for the Referror and the Referree to receive a Bond Reward. In other words, the Referree would not be required to purchase a Worthy Community II Bond in order for the Referror and the Referree to each receive a Bond Reward. You must be a U.S. resident of majority age and you must meet the Applicable Restrictions set forth below.

Applicable Restrictions

The following types of Referror and Referree accounts are excluded from eligibility to receive a Bond Reward: government accounts, employee accounts, other accounts designated by the Company as “special” accounts, VIP accounts, and dealer accounts. To determine if your account is eligible, you should check your account at the Worthy App or at www.worthybonds.com, or contact our customer service at support@worthy.us

The Bond Rewards Program is currently available only to U.S. residents (including residents of Puerto Rico), and you may only participate if you are of the age of majority for the state in which you reside. We may later allow foreign residents to join the Bond Rewards Program, which may depend upon your country of residence and other factors as we determine in our discretion. Bond Rewards are limited to 50 Worthy Community II Bonds per Referror account and per Referree account per calendar year.

If a Referror or Referree holds Worthy Community II Bonds issued by the Company in the aggregate a principal amount greater than $50,000, the Referror or Referree may not exercise its right to cause the Company to repurchase in excess of $50,000 of the Worthy Community II Bonds for a period of at least twelve months from the date of purchase.

Bond Rewards are not transferable.

Electronic Book-Entry of Worthy Community II Bonds

Worthy Community II Bonds in the Bond Rewards Program will be maintained in your name in book-entry form. Physical certificates are not available.

41

State Law Exemption and Offerings to “Qualified Purchasers”

Our Worthy Community II Bonds are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, which we refer to as the “Securities Act.”). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Worthy Community II Bonds offered hereby are offered and sold only to “qualified purchasers” or at a time when the Worthy Community II Bonds are listed on a national securities exchange. “Qualified purchasers” include:

●	“accredited investors” under Rule 501(a) of Regulation D of the Securities Act; and

●	all other investors so long as their investment in Worthy Community II Bonds does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

42

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase the Worthy Community II Bonds (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust or a partnership or limited liability company, not formed for the specific purpose of acquiring the Worthy Community II Bonds, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Worthy Community II Bonds is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Worthy Community II Bonds; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)	You are an entity, of a type not listed in the above paragraphs iv, v, vi, vii, or viii, not formed for the specific purpose of acquiring the Worthy Community II Bonds, owning investments in excess of $5,000,000;

(x)	You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)	You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Worthy Community II Bonds, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

(xii)	You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph xi, and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph xi.

For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Worthy Community II Bonds.

In order to purchase Worthy Community II Bonds and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Offering Period and Expiration Date

The termination of the offering will occur on the earlier of (i) the date that subscriptions for and rewards of the Worthy Community II Bonds offered hereby equal $75,000,000 or (ii) an earlier date determined by the Company in its sole discretion. We reserve the right to terminate this offering for any reason at any time. The offering of Worthy Community II Bonds for cash could terminate prior to the Bond Rewards Program offering if we have sold all of the Worthy Community II Bonds but have not issued all of the Worthy Community II Bonds in the Bond Rewards Program offering. The Bond Rewards Program offering could terminate prior to the offering of Worthy Community II Bonds for cash if all of the Worthy Community II Bonds offered in the Bond Rewards Program offering have been awarded but not all of the Worthy Community II Bonds for cash have sold. If one of these offerings has closed but the other offering is ongoing, we will inform investors by filing a supplement to this offering circular with the SEC.

43

Worthy Website Operation

Although the Worthy Website and App has been designed to handle numerous purchase orders and prospective investors, we cannot predict the response of the Worthy Website to any particular issuance of Worthy Community II Bonds pursuant to this offering circular. You should be aware that if a large number of investors try to access the Worthy Website at the same time and submit their purchase orders simultaneously, there may be a delay in receiving and/or processing your purchase order. You should also be aware that general communications and internet delays or failures unrelated to the Worthy Website, as well as website capacity limits or failures may prevent purchase orders from being received on a timely basis by the Worthy Website. We cannot guarantee you that any of your submitted purchase orders will be received, processed and accepted during the offering process.

Orders will typically be processed by our payment processor within 4 to 5 business days following the order. You may not withdraw the amount of your purchase order, unless the purchase is withdrawn or cancelled. Once a purchase order is accepted and processed, it is irrevocable. Interest does not accrue until the purchase funds have cleared.

Prior to submitting a purchase order, you will be required to acknowledge receipt of the offering documents for the Worthy Community II Bonds that you wish to purchase. In the case of an entity investor, the prospective investor will be required to make representations regarding the authority of the signatory to enter into the agreement and make representations on behalf of the entity.

The minimum purchase order that you may submit to purchase Worthy Community II Bonds is $10, and subject to consideration there is no maximum purchase order that may be submitted, except for non-accredited investors, whose purchases will be subject to the following limits pursuant to SEC Rule 251(d)(2)(C):

●	natural non-accredited persons may only invest the greater of 10% of their annual income or net worth; and
●	non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Worthy Community II Bonds.

In order to purchase Worthy Community II Bonds and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Tax and Legal Treatment

Worthy Community II Bonds will receive interest income. At the end of the calendar year, investors with over $10 of realized interest will receive a form 1099-INT. These will need to be filed in accordance with the United States Tax Code. Investor’s tax situations will likely vary greatly and all tax and accounting questions should be directed towards a certified public accountant.

IRA

If an investor opens a new IRA account on the Worthy Fintech Platform, we will pay all of his or her third-party fees associated with opening the IRA account on the Worthy Fintech Platform.

Auto-Invest Program

Following the user’s initial purchase of Worthy Community II Bonds, they can elect to participate in our auto-invest program, or the “Auto-Invest Program,” which allows them to automatically invest in additional Worthy Community II Bonds on a recurring basis (e.g., daily, weekly or monthly) subject to an amount and investment parameters that they designate.

If they elect to participate in the Auto-Invest Program, we will automatically place orders for Worthy Community II Bonds that match the amount and parameters they designate. Investors may affirmatively elect to participate or cancel their participation in the Auto-Invest Program by selecting “on” or “off” in their Worthy accounts. As part of affirmatively electing to participate in the Auto-Invest Program by selecting “on”, the investor will choose the frequency of such investor’s recurring investments (e.g., daily, weekly or monthly) and the amount of such recurring investment. In addition, the investor will choose which bank account from which the funds would be drawn for purposes of the Auto-Invest Program. Upon affirmatively electing to participate in the Auto-Invest Program, the investor will be asked to agree to the terms and conditions of the Worthy Community II Bond Investor Agreement. Prior to each “auto investment,” the investor will be asked to reconfirm the terms and conditions of the Worthy Community II Bond Investor Agreement which they originally agreed to, such as that the investor continues to be either an accredited investor or in compliance with the 10% of net worth or annual income limitation on investment in this offering. If no reconfirmation is received by us from the investor prior to a scheduled “auto-investment,” the “auto-investment” shall not be executed. If a reconfirmation is received by us from the investor prior to a scheduled “auto-investment,” we will send a confirmatory email to the investor denoting the amount invested upon such “auto-investment.”

44

Holders of Worthy Community II Bonds will have access to current information regarding their Worthy Community II Bonds by viewing their account on the Worthy Website or App. Users can review, adjust, cancel, pause, or restart the Auto-Invest Program at any time by making the appropriate selection within their account or by contacting us.

We intend to treat any sales of Worthy Community II Bonds made pursuant to the Auto-Invest Program as sales chargeable against the aggregate total of offered securities pursuant to the offering circular and to include such sales when calculating the $75 million cap in offering proceeds raised under any qualified offering statement within a 12 month period in accordance with SEC Rule 251(a).

Selling Restrictions

Notice to prospective investors in Canada

The offering of the Worthy Community II Bonds in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Worthy Community II Bonds may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Worthy Community II Bonds in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Worthy Community II Bonds is offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the Worthy Community II Bonds by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Worthy Community II Bonds outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations that may be relevant to the Program. Your participation in the Program will have certain consequences from a U.S. federal income tax standpoint. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Because the Program is unique, there are limited applicable legal precedents applicable to the income tax consequences of the Program, and we are not able to describe all of the material tax consequences with certainty. The following discussion is for general purposes only, is limited to U.S. federal income tax consequences only, and may not be applicable depending on your particular situation. The discussion addressed only to individuals who are U.S. citizens or residents for U.S. tax purposes, and who hold their Worthy Community II Bonds as “capital assets” within meaning of the Code. You are urged to consult your own tax advisor with respect to the income and other tax consequences of the Program, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

If you receive Worthy Community II Bonds under the Worthy Community II Bond Rewards Program, upon receipt you will generally realize taxable income equal to the fair market value (calculated using the method described under the heading “Price of Worthy Community II Bonds” in this offering circular) of the Worthy Community II Bonds. We will report this amount to the IRS using Form 1099-MISC as applicable.

There can be no assurance IRS will agree with the foregoing tax treatment, and it is possible that the federal income tax consequences of the Program could differ from those described above.

Your participation in the Program may also be subject to information reporting and tax withholding.

Your participation in the Program may increase the complexity of your tax filings and may cause you to be ineligible to file Internal Revenue Service Form 1040-EZ, if you would otherwise be eligible to file such form. The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending on your particular situation. You are urged to consult your own tax advisor with respect to the tax consequences of your participation in the Program, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

APPOINTMENT OF AUDITOR

On November 12, 2020, we engaged Salberg & Company, P.A., as our independent registered public accounting firm. Salberg & Company, P.A., audited our consolidated financial statements for the period from November 2, 2020 (inception) through November 15, 2020, which have been included in this offering circular. Prior to engaging Salberg & Company, P.A., as our independent registered public accounting firm, we did not have an independent registered public accounting firm to audit our consolidated financial statements.

LEGAL MATTERS

The validity of the securities offered by this offering circular will be passed upon for us by Anthony L.G., PLLC, 625 N. Flagler Drive, Ste, 600, West Palm Beach, Florida 33401.

EXPERTS

Our consolidated balance sheet as of November 15, 2020 and the related consolidated statements of operations, shareholder’s equity and cash flows for the period from November 2, 2020 (inception) through November 15, 2020 included in this offering circular have been audited by Salberg & Company, P.A., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a Regulation A offering statement on Form 1-A with the SEC under the Securities Act with respect to the Worthy Community II Bonds to be sold in this offering. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement and exhibits and schedules to the offering statement. For further information with respect to our company and the Worthy Community II Bonds to be sold in this offering, reference is made to the offering statement, including the exhibits and schedules to the offering statement. Statements contained in this offering circular as to the contents of any contract is an exhibit to the offering statement, each statement is qualified in all respects by the exhibit to which the reference relates. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

The offering statement is also available on the Worthy Website at www.worthybonds.com. After the completion of this Offering, you may access these materials at the foregoing website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on the website is not a part of this offering circular and the inclusion of the website address in this offering circular is an inactive textual reference only.

Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

We will make annual filings on Form 1-K, which will be due by the end of July each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by December 31st each year, which will include unaudited financial statements for the six months ending September 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

We may supplement the information in this offering circular by filing a supplement with the SEC. You should read all the available information before investing.

45

WORTHY COMMUNITY II BONDS, INC.

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Directors of:

Worthy Community Bonds II, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Worthy Community Bonds II, Inc. and Subsidiary (the “Company”) as of November 15, 2020, the related consolidated statements of operations, changes in shareholder’s equity, and cash flows for the period from November 2, 2020 (inception) through November 15, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of November 15, 2020, and the consolidated results of its operations and its cash flows for the period from November 2, 2020 (inception) through November 15, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, to the consolidated financial statements, the Company has not yet generated any revenue and has a limited operating history. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan regarding these matters is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2020.

Boca Raton, Florida

November 25, 2020

2295 NW Corporate Blvd., Suite 240 ● Boca Raton, FL 33431

Phone: (561) 995-8270 ● Toll Free: (866) CPA-8500 ● Fax: (561) 995-1920

www.salbergco.com ● info@salbergco.com

Member National Association of Certified Valuation Analysts ● Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide ● Member AICPA Center for Audit Quality

F-2

WORTHY COMMUNITY BONDS II, INC. AND SUBSIDIARY

Consolidated Balance Sheet

November 15, 2020

ASSETS

Assets
Cash	$50,000
TOTAL ASSETS	$50,000

LIABILITIES AND SHAREHOLDER’S EQUITY

Liabilities
Accounts Payable	$35,000
Total Liabilities	35,000

Commitments and Contingencies (note 7)	-

Shareholder’s Equity
Common Stock, par value $0.001, and 100 shares authorized, and 100 shares issued and outstanding	-
Additional paid-in capital	50,000
Accumulated deficit	(35,000)
Total Shareholder’s Equity	15,000

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$50,000

The accompanying notes are an integral part of these consolidated financial statements

F-3

WORTHY COMMUNITY BONDS II, INC. AND SUBSIDIARY

Consolidated Statement of Operations

For the Period from November 2, 2020 (Inception) through November 15, 2020

Interest Income
Interest on investments	$-
Total interest income	-

Interest expense
Interest expense on short term bonds	-
Total interest expense	-

Net interest income (loss)	-

Non-Interest Income
Loan fees	-
Total non-interest income	-

Other expenses
General and administrative expenses	35,000
Total other expenses	35,000

Loss Before Income Taxes	(35,000)

Less Provision for Income Taxes	-

Net Loss	$(35,000)

Net loss per common share	$(350.00)
Weighted average number of shares outstanding	100

The accompanying notes are an integral part of these consolidated financial statements

F-4

WORTHY COMMUNITY BONDS II, INC. AND SUBSIDIARY

Consolidated Statements of Changes in Shareholder’s Equity

For the Period from November 2, 2020 (Inception) through November 15, 2020

	Common Shares	Common Stock, Par	Additional Paid in Capital	Accumulated Deficit	Total

Balance at November 2, 2020 (Inception)	-	$-	$-	$-	$-

Common shares issued for cash	100	-	5,000	-	5,000

Capital contributions from parent	-	-	45,000	-	45,000

Net loss	-	-	-	(35,000)	(35,000)

Balance at November 15, 2020	100	$-	$50,000	$(35,000)	$15,000

The accompanying notes are an integral part of these consolidated financial statements

F-5

WORTHY COMMUNITY BONDS II, INC. AND SUBSIDIARY

Consolidated Statement of Cash Flows

For the Period from November 2, 2020 (Inception) through November 15, 2020

Cash flows from operating activities:
Net loss	$(35,000)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in working capital items:
Accounts payable	35,000

Net cash used in operating activities	-

Cash flows from investing activities:

Net cash used in investing activities	-

Cash flows from financing activities:
Common shares issued for cash	5,000
Capital contribution by parent	45,000

Net cash provided by financing activities	50,000

Net change in cash	50,000

Cash at beginning of period	-

Cash at end of period	$50,000

Supplemental Disclosures of Cash Flow Information:

Cash paid for interest	-
Cash paid for taxes	-

Supplemental Non-Cash Investing and Financing Information	-

The accompanying notes are an integral part of these consolidated financial statements

F-6

WORTHY COMMUNITY BONDS II, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

For the Period from November 2, 2020 (Inception) through November 15, 2020

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Worthy Community Bonds II, Inc., a Florida corporation, (the “Company,” “WCB II”, “we,” or “us”) was founded in November of 2020. Also, in November 2020, the Company organized Worthy Lending IV, LLC, a Delaware limited liability company, (“WL IV”) as a wholly owned subsidiary of Worthy Community Bonds II, Inc. This early stage company will primarily loan or participate in secured loans, primarily to small business borrowers. We offer our Worthy Bonds in $10.00 increments on a continuous basis directly through our Worthy Community Bonds website.

We are a wholly owned subsidiary of Worthy Financial, Inc. (“WFI”), or “Worthy Financial” which owns a mobile app (the “Worthy App”) that allows its users to round up their debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Bonds. The “users” may also use additional funds to purchase Worthy Bonds. WFI also owns the technology on the website. This technology is defined as the “Worthy Technology Platform.”

The Company’s year-end is March 31st.

NOTE 2. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not yet generated any revenue and has no operating history. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. During 2020, the Company began to incur operating expenses, however, the Company is filing a Form 1-A Regulation A Offering Statement which allows the Company to raise funds.

No assurances can be given that the Company will achieve success, without seeking additional financing. There also can be no assurances that the Form 1-A will result in additional financing or that any additional financing if required, can be obtained, or obtained on reasonable terms acceptable to the Company. These consolidated financial statements do not include adjustments related to the recoverability and classifications of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the operations of the Company and its wholly owned subsidiary, Worthy Lending IV, LLC.

All intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“US-GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. Estimates which are particularly significant to the consolidated financial statements include, but are not limited to, estimates of the valuation allowance on deferred tax assets.

F-7

WORTHY COMMUNITY BONDS II, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

For the Period from November 2, 2020 (Inception) through November 15, 2020

Cash and cash equivalents

Cash and cash equivalents include checking, savings, unrestricted deposits with investment-grade financial institutions, institutional money market funds, certificates of deposit and other short-term interest-bearing products. We consider all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. There were no cash equivalents at November 15, 2020.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and accounts payable. The carrying amount of these financial instruments approximate fair value due to the short-term nature of these instruments.

Fair Value Measurement

In accordance with ASC 820, Fair Value Measurement, we use a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a nonrecurring basis, in periods subsequent to their initial measurement. The hierarchy requires us to use observable inputs when available, and to minimize the use of unobservable inputs when determining fair value.

The three tiers are defined as follows:

Level 1: Quoted prices in active markets or liabilities in active markets for identical assets or liabilities, accessible by us at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for assets or liabilities for which there is little or no market data, which require us to develop our own assumptions. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include the use of option pricing models, discounted cash flows, or similar techniques, which incorporate our own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Loans Receivable Held for Investment

Loans held for investment consist of term loans that may require periodic interest payments. We have both the ability and intent to hold these loans to maturity. When we originate a term loan, the borrower grants us a security interest in its assets which we may perfect by publicly filing a financing statement. Loans held for investment are carried at amortized cost, reduced by a valuation allowance for loan losses estimated as of the consolidated balance sheet dates. At November 15, 2020 there were no loans held for investment.

F-8

WORTHY COMMUNITY BONDS II, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

For the Period from November 2, 2020 (Inception) through November 15, 2020

Included in loans held for investment are loans that we participate in with other asset-based lenders. Also included in loans held for investment is the netting of a borrower loan balance when we participate out a portion of a loan receivable, as the participant becomes responsible for the portion of the balance that they agree to participant in. At November 15, 2020 there were no loans that involved any participating or any participants.

Accrued Interest Receivable

In accordance with ASC 360-20-30-5A, the Company includes, in the allowance for loan losses, an amount attributed to accrued interest receivable.

In accordance with ASC 360-20-35-8A, the Company has an accounting policy election, at the class of financing receivable, to write off accrued interest receivables by recognizing credit loss expense.

Loan Origination Fees and Cost

Loan Fees are charged to the borrowers during loan originations. These fees are offset against loan costs and then deferred to be recognized as non-interest income over the term of the loan. Direct loan origination costs include, but are not limited to, costs directly related to evaluating the financial performance of the prospective borrower, preparing and processing loan documentation and employees’ compensation directly related to the loan.

Allowance for Loan Losses

The allowance for loan losses (“ALLL”) is established with respect to our loans held for investment through charges to the provision for loan losses in compliance with ASC 326 “Financial Instruments – Credit Losses.” Loan losses are charged against the ALLL when we believe that the future collection of principal is unlikely. Subsequent recoveries, if any, are credited to the ALLL. We evaluate the creditworthiness of our portfolio on an individual loan basis and on a portfolio basis. The allowance is subjective as it requires material estimates, including such factors as historical trends, known and inherent risks in the loan portfolio, adverse situations that may affect borrowers’ ability to repay and current economic conditions. Other qualitative factors considered may include items such as uncertainties in forecasting and modeling techniques, changes in portfolio composition, business conditions and emerging trends. Recovery of the carrying value of loans is dependent to a great extent on conditions that may be beyond our control. Any combination of the aforementioned factors may adversely affect our loan portfolio resulting in increased delinquencies and loan losses and could require additional provisions for loan losses, which could impact future periods.

Past Due and Non-Accrual Loans Receivable

Loans receivable are considered past due when a borrower has not made a principal or interest payment for 90 days. The Company places a loan receivable on non-accrual status when management believes collectability is not probable. If the Company receives a principal or interest payment on a loan receivable that is on non-accrual status, we will recognize interest income on that payment and we will immediately resume accrual of interest.

Revenue Recognition

We recognize revenue in accordance with the guidance in FASB ASC 942 “Financial Services – Depository Lending”.

F-9

WORTHY COMMUNITY BONDS II, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

For the Period from November 2, 2020 (Inception) through November 15, 2020

We generate revenue primarily through interest earned, loan origination fees and collateral management fees for monitoring the underlying collateral related to the loan.

For term loans, we recognize interest income, loan fee income and collateral management fee income over the terms of the underlying loans. Loan fees and collateral management fees are reflected as non-interest income in our statement of operations.

Loan origination fees typically include due diligence, appraisal and legal fees. Associated costs primarily include costs directly related to evaluating the financial performance of the prospective borrower, preparing and processing loan documentation, employees’ compensation directly related to the loan and costs paid to third parties for legal and appraisal services. The fees and the costs are netted as deferred revenue and amortized into revenue over the life of the loan.

Allocation of expenses Incurred by Affiliate on Behalf of the Company

Costs incurred by our affiliate will be allocated to the Company for the purposes of preparing the consolidated financial statements based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method which allocates expenses based upon the percentage of employee time expended on the Company’s business as compared to total employee time. The proportional use basis was adopted to allocate shared costs is in accordance with the guidance of SEC Staff Accounting Bulletin (“SAB”) Topic 1B, Allocation Of Expenses And Related Disclosure In Financial Statements Of Subsidiaries, Divisions Or Lesser Business Components Of Another Entity. Management has determined that the method of allocating costs to the Company is reasonable.

Management believes that the consolidated statements of operations include a reasonable allocation of costs and expenses incurred by the Company. However, such amounts may not be indicative of the actual level of costs and expenses that would have been incurred by the Company if it had operated as an independent company or of the costs and expenses expected to be incurred in the future.

Income taxes

Income taxes - The Company accounts for income taxes in accordance with ASC Topic 740, Accounting for Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws.

Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which they operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax- planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of Topic 740.

The Company will be included with its parent company (Worthy Financial Inc.) consolidated tax return.

F-10

WORTHY COMMUNITY BONDS II, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

For the Period from November 2, 2020 (Inception) through November 15, 2020

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net income (loss) by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. The Company does not have any potentially dilutive debt or equity at November 15, 2020.

NOTE 4. RECENTLY ISSUED ACCOUNTING STANDARDS

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Company’s future financial statements.

The Company periodically reviews new accounting standards that are issued. Although some of these accounting standards may be applicable to the Company, the Company has not identified any new standards that it believes merit further discussion, and the Company expects that none would have a significant impact on its consolidated financial statements.

NOTE 5. DUE TO AFFILIATE

On November 2, 2020 we entered into a Management Services Agreement (the “Management Services Agreement”) with Worthy Management, an affiliate. Worthy Management was established in October 2019 as part of the internal reorganization of the operations of our parent, WFI. Prior to this operational restructure, our executive officers and other administrative personnel were employed by either WFI or by our sister company Worthy Peer Capital, Inc. As a result, once the operational restructure was complete effective January 1, 2020, our executive officers and the other personnel which provide services to us are all employed by Worthy Management. These personnel also provide services to WFI, Worthy Peer, Worthy Peer II, and Worthy Community Bonds, including its subsidiaries.

The initial term of the Management Services Agreement will continue until December 31, 2024 and will automatically renew for successive one-year terms. The Management Services Agreement can be terminated at any time upon 30 days’ prior written notice from one party to the other.

The balance due is $0 at November 15, 2020.

NOTE 6. INCOME TAXES

For the period ended November 15, 2020, the income tax provision for current taxes were $0.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The majority of temporary differences that result in deferred tax assets and liabilities are the results of net operating loss carryforwards.

F-11

WORTHY COMMUNITY BONDS II, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

For the Period from November 2, 2020 (Inception) through November 15, 2020

The components of the net deferred tax assets for the period ended November 15, 2020 are as follows:

Period ended Nov 15, 2020
Net Operating Loss	$8,610
Less: Valuation allowance	(8,610)
Net deferred tax asset	$-

The net deferred tax assets have been fully offset by a valuation allowance at November 15, 2020. The increase in the valuation allowance was $8,610.

The table below summarizes the reconciliation of our income tax provision computed at the federal statutory rate of 21% for the period ended November 15, 2020 and the actual tax provisions for the period ended November 15, 2020.

Nov 15, 2020

Expected provision (benefit) at statutory rate	(21.0)%
State taxes	(3.6)%
Increase in valuation allowance	24.6%
Total provision (benefit) for income taxes	0.0%

At November 15, 2020 the Company had Federal net operating loss carry forwards of $35,000. The net operating loss carry forward at November 15, 2020 can be carried forward indefinitely subject to annual usage limitations.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Legal contingencies

From time to time, the Company may be a defendant in pending or threatened legal proceedings arising in the normal course of its business. Management is not aware of any pending, threatened or asserted claims.

NOTE 8. EQUITY

The Company has authorized 100 shares of common stock. In November of 2020, the Company was founded with the issuance of 100 shares of our $0.001 per share par value common stock for $5,000 to WFI. In November of 2020, WFI contributed $45,000 as additional paid-in capital. WFI is the sole shareholder of the Company’s common stock.

NOTE 9. RELATED PARTIES

The Company has received capital contributions from its parent company, see note 8.

NOTE 10. SUBSEQUENT EVENTS

The Company has evaluated these consolidated financial statements for subsequent events through November 25, 2020, the date these consolidated financial statements were available to be issued. Management is not aware of any events that have occurred subsequent to the consolidated balance sheet date that would require adjustment to, or disclosure in the consolidated financial statements.

F-12

Worthy Community Bonds II, Inc.

Best Efforts Offering of

$75,000,000 Maximum Offering Amount

of Worthy Community II Bonds

OFFERING CIRCULAR

________________, 2021

PART III - EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
2.1**	Articles of Incorporation.
2.2**	Bylaws.
3.1**	Form of Worthy Community II Bond.
4.1**	Form of Worthy Community II Bond Investor Agreement (for cash).
4.2**	Form of Worthy Community II Bond Subscription Agreement (for Bond Rewards for Eligible Referrals).
4.3**	Form of Worthy Community II Bond Auto-Invest Program information.
6.1**	Management Services Agreement dated November 2, 2020, by and between Worthy Management, Inc. and Worthy Community II Bonds II, Inc.
10.1**	Power of Attorney (as included on the signature page).
11.1*	Consent of Anthony L.G., PLLC (included in Exhibit 12.1).
11.2*	Consent of Salberg & Company, P.A.
12.1*	Opinion of Anthony L.G., PLLC.

* Filed herewith.

**Filed previously.

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Amendment No. 4 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on May 27, 2021.

Worthy Community Bonds II, Inc.

By:	/s/ Sally Outlaw
Sally Outlaw,
Chief Executive Officer

Pursuant to the requirements of Regulation A, this Amendment No. 4 to Form 1-A has been signed by the following persons in the capacities indicated on May 27, 2021.

Name	Positions	Date

/s/ Sally Outlaw	Chief Executive Officer, President and director	May 27, 2021
Sally Outlaw	(principal executive officer)

*	Executive Vice President, Chief Operating	May 27, 2021
Alan Jacobs	Officer and director

*	Senior Vice President and Chief Financial Officer	May 27, 2021
Joseph D’Arelli	(principal financial and accounting officer)

*	Senior Vice President, Chief Administrative	May 27, 2021
Jungkun (“Jang”) Centofanti	Officer and Secretary

* By:	/s/ Sally Outlaw
Sally Outlaw
Attorney-in-fact

47